UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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Response Biomedical Corporation

(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1781 - 75th Avenue W.
Vancouver, BC
V6P 6P2 CANADA

May 23, 2012

INVITATION TO SHAREHOLDERS

Dear Shareholder,

We are pleased to invite you to attend our 2012 annual meeting of shareholders to be held on Tuesday, June 19, 2012 at 10:00 a.m. Pacific time, at our headquarters located at 1781-75th Avenue W. Vancouver, BC, Canada.  The formal meeting notice and information circular are attached.

At this year’s annual meeting, our shareholders will be asked to:

•	set the size of the board at six directors and elect six directors for a one-year term to expire at the 2013 Annual Meeting of Shareholders;

•	approve a special resolution approving the consolidation of our outstanding common shares at a ratio of twenty (20) to one (1), as more particularly described in the information circular;

•	approve an ordinary resolution approving certain amendments to our existing 2008 stock option plan, as more particularly described in the information circular;

•	approve an ordinary resolution approving the prior grant of certain options under our 2008 stock option plan, as more particularly described in the information circular; and

•	approve the appointment of PricewaterhouseCoopers LLP, as our auditors to hold office until our next annual general meeting.

It is important that you use this opportunity to take part in the affairs of Response Biomedical Corporation by voting on the business to come before this meeting. After reading the enclosed Information Circular, please promptly mark, sign, date and return the enclosed Proxy or voting instruction form and the reply card as instructed to ensure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

Thank you for your ongoing support of Response Biomedical Corporation. We look forward to seeing you at our annual meeting.

Sincerely yours,

/s/ Peter A. Thompson, M.D.
Peter A. Thompson, M.D.
Chief Executive Officer and Chairman of the Board

1781-75th Avenue W.
Vancouver, BC
Canada V6P 6P2

RESPONSE BIOMEDICAL CORPORATION

1781 - 75th Avenue W.
Vancouver, BC
V6P 6P2 CANADA

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND INFORMATION CIRCULAR

To the Shareholders of Response Biomedical Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of Response Biomedical Corporation, will be held on June 19, 2012 at 10:00 a.m. Pacific Time at 1781 – 75th Avenue W., Vancouver, BC for the following purposes:

1.           To set the size of our board at six directors and elect six directors for a one-year term to expire at the 2013 Annual Meeting of Shareholders.  Our present board of directors has nominated and recommends for election as directors the following persons:

Anthony F. Holler, M.D.
Joseph D. Keegan, Ph.D.
Clinton H. Severson
Lewis J. Shuster
Peter A. Thompson, M.D.
David G. Wang, M.D.

2.           To approve a special resolution approving the consolidation of our outstanding common shares at a ratio of twenty (20) to one (1), as more particularly described in the information circular accompanying this Notice of Annual Meeting.

3.           To approve an ordinary resolution approving certain amendments to our existing 2008 stock option plan, as more particularly described in the information circular accompanying this Notice of Annual Meeting.

4.           To approve an ordinary resolution approving the prior grant of certain options under our 2008 stock option plan, as more particularly described in the information circular accompanying this Notice of Annual Meeting.

5.           To approve the appointment of PricewaterhouseCoopers LLP as auditors to hold office until our next annual general meeting.

6.           To transact such other business as may be properly brought before our annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on April 23, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at our annual meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy.  Whether or not you expect to be at our Annual Meeting, please complete, sign and date the Proxy you received in the mail and return it promptly.  If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors, /s/ Peter A. Thompson Peter A. Thompson, M.D. Chairman of the Board

May 23, 2012

 TABLE OF CONTENTS
Page
INFORMATION CIRCULAR	1
Shareholder Proposals	2
Annual Report	3
Householding of Proxy Materials	3
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	4
Board Leadership Structure	4
Board Role in Risk Oversight	4
Board Meetings	4
Committees of the Board	5
Director Nomination Process	7
Identification and Evaluation of Nominees for Directors	8
Communications with the Board of Directors	8
Code of Business Conduct and Ethics	9
Corporate Governance Documents	9
Pricing Committee	9
2011 Compensation of Directors	9
Director Attendance at Annual Meetings	10
PROPOSAL 1 - ELECTION OF DIRECTORS	11
Board Structure	11
Nominees to Be Elected (Term Expiring in 2013)	11
Information Regarding Directors	11
Required Vote	13
Recommendation	14
Director Independence	14
Cease Trade Orders, Bankruptcies, Penalties or Sanctions	14
PROPOSAL 2 — SPECIAL RESOLUTION RELATED TO PROPOSED CONSOLIDATION OF OUTSTANDING COMMON SHARES	16
Recommendation	17
PROPOSAL 3 — APPROVE AMENDMENTS TO STOCK OPTION PLAN	18
Background	18
Recommendation	19
Summary of Terms of 2008 Stock Option Plan	19
Number of Awards Granted to Employees, Consultants, and Directors	21
PROPOSAL 4 — APPROVE PRIOR STOCK OPTION GRANTS	24
Background	24
Recommendation	25
Number of Awards Granted to Employees, Consultants, and Directors	25
PROPOSAL 5 — APPOINTMENT OF AUDITORS	27
Recommendation	28
MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING	30
EXECUTIVE COMPENSATION	33
Our Executive Officers	33
Executive Compensation	34
Outstanding Equity Awards at Fiscal Year-End	35
Employment Arrangements and Change of Control Arrangements	36
Perquisites	37
Option Exercises and Stock Vested at Fiscal Year End	37
Pension Benefits	37
Nonqualified Deferred Compensation	37
Non-Employee Director Compensation	37
Compensation Committee Interlocks and Insider Participation	38
Performance Graph	38
RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
Related Person Transactions	39
Directors’ and Officers’ Liability Insurance	40
Policy Concerning Audit Committee Approval of Related Person Transactions	40
Section 16(a) Beneficial Ownership Reporting Compliance	40
SECURITY OWNERSHIP	41
OTHER BUSINESS	43

RESPONSE BIOMEDICAL CORPORATION

1781 - 75th Avenue W.
Vancouver, BC
V6P 6P2 CANADA

INFORMATION CIRCULAR

The Board of Directors of Response Biomedical Corporation, a Vancouver, British Columbia, Canada corporation, or the Company, is soliciting the Proxy for use at our Annual Meeting of Shareholders to be held on June 19, 2012 at 10:00 a.m. Pacific Time at 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 Canada and at any adjournments or postponements thereof.

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our chief executive officer, Dr. Peter A. Thompson, our chief financial officer, Richard A. Canote, and our vice president, administration and corporate communications, Patricia Massitti, to serve as proxies for the annual meeting.

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2012 annual meeting of shareholders, which will take place on June 19, 2012 at 10:00 a.m. Pacific Time at our headquarters located at 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 Canada.  All dollar amounts set forth in this information circular are in Canadian dollars unless stated otherwise. As a shareholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this information circular.

The information in this information circular relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

This information circular and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed starting May 23, 2012, to all shareholders of record entitled to vote at the annual meeting

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a subsequent proxy prior to voting or by attending the meeting and voting in person.  Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted:

•	“FOR” the setting of the size of our board at six members;

•	“FOR” the election of the six nominees as directors named in the information circular;

•	“FOR” the consolidation of our outstanding common shares on a twenty (20) for one (1) basis;

•	“FOR” the approval of certain amendments to our existing 2008 stock option plan;

•	“FOR” the approval of certain prior stock options granted under our 2008 stock option plan; and

•	“FOR” the appointment of PricewaterhouseCoopers LLP as our auditors to hold office until our next annual general meeting.

Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions have the same effect as votes “against” the matters, except in the election of directors.  “Broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

Shareholders of record at the close of business on April 23, 2012 (the “Record Date”), will be entitled to vote at the annual meeting or vote by proxy using the Proxy Card that was mailed to you with the Notice of Annual Meeting.  As of the Record Date, 129,078,166 of our common shares without par value were outstanding.  Each share of our common stock is entitled to one vote.  Two people present at the meeting, in person or by proxy, and holding in the aggregate not less than 5% of the issued common shares entitled to vote at our annual meeting constitutes a quorum.  A majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote thereon is required to set the board size at 6 members and for the election of directors, to approve the ratification of the appointment of our independent registered public accounting firm and to approve previous option grants and proposed amendments to our existing stock option plan.  A special majority of two-thirds of the shares present in person or represented by proxy at our annual meeting and entitled to vote thereon is required to approve the consolidation of our shares on a 20 to 1 basis.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Information Circular, and Proxy card will be borne by the Company.  In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.  It is anticipated that banks, brokers, fiduciaries, other custodians, and nominees will forward proxy soliciting materials to their principals.  Upon request, we will reimburse such reasonable and direct out-of-pocket mailing expense.

Shareholder Proposals

Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2013 must be received by us no later than January 10, 2013, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our information circular and form of proxy relating to that meeting.  These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our information circular.

Shareholders may present proper proposals for inclusion in our information circular and for consideration at the next annual meeting of shareholders by submitting their proposals in writing to our corporate secretary in a timely manner.  For a shareholder proposal to be considered for inclusion in our information circular for our 2013 annual meeting of shareholders, our corporate secretary must receive the written proposal at our principal executive offices no later than January 10, 2013; provided, however, that in the event that we hold our 2013 annual meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2012 annual meeting, we will disclose the new deadline by which shareholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Proposals should be addressed to Response Biomedical Corp., 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 Canada, Attention: Corporate Secretary.

In the event that we hold our 2013 annual meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2012 annual meeting, then notice of a shareholder proposal that is not intended to be included in our information circular must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting: or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Annual Report

Our Annual Report for the fiscal year ended December 31, 2011 will be mailed to shareholders of record as of April 23, 2012.  Our Annual Report does not constitute, and should not be considered, a part of this information circular.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date to any person who was a beneficial owner of our common stock on the Record Date.  Requests should be directed to Response Biomedical Corp., 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 Canada, Attention: Corporate Secretary.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, information circular and 2011 annual report, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.

Shareholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, information circular, 2011 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please notify your broker, direct your written request to Response Biomedical Corp., Investor Relations; 1781 – 75th Avenue W., Vancouver, BC V6P 6P2 or contact Response Biomedical Corp. at 604-456-6010.  Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, information circular, 2011 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A. by telephone (toll free) at 1-800-564-6253 or to Response Biomedical Corp., as indicated above.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Leadership Structure

Our board of directors does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate and, if they are to be separate, whether the chairman of the board should be selected from the non-employee directors or be an employee.  The offices of chief executive officer and chairman of the board have been at times combined and at times separated, and our board of directors considers such combination or separation in conjunction with, among other things, its succession planning processes.  Our board of directors believes that it should be free to make a choice regarding the leadership structure from time to time in any manner that is in the Company’s and its shareholders’ best interests.

We currently have combined the roles chairman of the board and chief executive officer.  Our board of directors does not have a lead independent director.  We believe this is appropriate because our board includes a number of seasoned independent directors.  In concluding that having Dr. Peter A. Thompson serve as chief executive officer and chairman of the board represents the appropriate structure for the Company at this time, our board of directors considered the benefits of having the chief executive officer serve as a bridge between management and our board of directors, ensuring that both groups act with a common purpose.  Our board of directors also considered Dr. Thompson’s knowledge regarding our operations and the industry in which we compete and his ability to promote communication, to synchronize activities between our board of directors and our senior management and to provide consistent leadership to both our board of directors and the Company in coordinating our strategic objectives.  Our board of directors further concluded that the combined role of chairman of the board and chief executive officer ensures there is clear accountability.

Board Role in Risk Oversight

While each of the committees of our board of directors evaluate risk in their respective areas of responsibility, our corporate governance and nominating committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board.  We believe that employing a committee specifically focused on the Company’s risk profile is beneficial, given the increased importance of monitoring risks in the current economic and business climate.  Our corporate governance and nominating committee discusses the Company’s risk profile, and the corporate governance and nominating committee reports to the full board on the most significant risk issues.  Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.

While our board of directors and our corporate governance and nominating committee oversee the Company’s risk management, Company management is ultimately responsible for day-to-day risk management activities.  We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Board Meetings

Our board of directors held fifteen meetings during 2011.  No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of committees of our board on which he or she served.

Committees of the Board

Our board of directors currently has, and appoints members to, four standing committees: our compensation committee, our corporate governance and nominating Committee, our audit committee and our pricing committee.  The current members of our committees are identified below:

Director	Compensation	Corporate Governance and Nominating	Audit	Pricing
Anthony F. Holler, M.D.	Member (2)	Member	Member	Member
Joseph D. Keegan, Ph.D.	Member
Clinton H. Severson			Member
Lewis J. Shuster			Member (1)	Member (4)
Peter A. Thompson, M.D.		Member (3)
David G. Wang, M.D.	Member

(1)	Audit Committee Chair.
(2)	Compensation Committee Chair.
(3)	Corporate Governance and Nominating Committee Chair.
(4)	Pricing Committee Chair.

Below is a description of each committee of our board of directors.  Our board of directors has determined that each member of each committee meets the applicable SEC rules and regulations and all applicable Canadian securities rules and regulations regarding independence and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

Our audit committee consists of three members, with Mr. Shuster serving as chairman.  Our audit committee held thirteen meetings during 2011.  All members of our audit committee are independent directors (as independence is currently defined under the rules and regulations of the U.S. Securities and Exchange Commission, or SEC, and applicable Canadian securities rules).  Mr. Shuster qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.  The Audit Committee is governed by a written charter approved by our board of directors.  The functions of this committee include, among other things:

•	monitoring our financial reporting process and internal control system;

•	appointing and replacing our independent outside auditors from time to time, to determine their compensation and other terms of engagement and to oversee their work;

•	overseeing the performance of our internal audit function; and

•	overseeing our compliance with legal, ethical and regulatory matters.

Both our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee.  Our audit committee has the power to investigate any matter brought to its attention within the scope of its duties.  It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

Our compensation committee currently consists of three members, with Anthony F. Holler, M.D. serving as chairman.  Our compensation committee held two meetings during 2011.  All members of our compensation committee are independent (as independence is currently defined under the rules and regulations of the SEC, applicable Canadian securities rules and Internal Revenue Service qualification requirements).  Our compensation committee is governed by a written charter approved by our board of directors.  The functions of this committee include, among other things:

•
providing oversight of the development and implementation of the compensation policies, strategies, plans and programs for the Company’s key employees and directors, including policies, strategies, plans and programs relating to long-term compensation for the Company’s senior management, and the disclosure relating to these matters;

•	making recommendations regarding the operation of and/or implementation of employee bonus plans and incentive compensation plans;

•	reviewing and approving the compensation of the chief executive officer and the other executive officers of the Company and the remuneration of the Company’s directors; and

•	providing oversight of the selection of officers, management, succession planning, the performance of individual executives and related matters.

Role and Authority of Compensation Committee

Our compensation committee is responsible for discharging the responsibilities of our board of directors with respect to the compensation of our executive officers.  Our compensation committee approves all compensation of our executive officers without further board action.  Our compensation committee reviews and approves each of the elements of our executive compensation program and continually assesses the effectiveness and competitiveness of our program.  Our compensation committee also periodically reviews director compensation.

The Role of our Executives in Setting Compensation

Our compensation committee meets with our chief executive officer, Dr. Thompson, and/or other executives at least once per year to obtain recommendations with respect to Company compensation programs, practices, and packages for executives, directors and other employees.  Management makes recommendations to our compensation committee on the base salary, bonus targets, and equity compensation for the executive team and other employees.  Our compensation committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation.  Our compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees.

Dr. Thompson attends some of our compensation committee’s meetings, but our compensation committee also regularly holds executive sessions not attended by any members of management or non-independent directors.  Our compensation committee discusses Dr. Thompson’s compensation package with him, but makes decisions with respect to his compensation outside of his presence.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee, or our corporate governance committee, members are two, with Peter A. Thompson, M.D. serving as chairman.  Our corporate governance committee held no formal meetings during 2011, however communicated via email with regards to the nominees for election to our board of directors at the annual meeting.  All members of our corporate governance committee, other than Dr. Thompson, are independent directors (as independence is currently defined under the rules and regulations of the SEC and applicable Canadian securities rules).  Our corporate governance committee is governed by a written charter approved by our board of directors.  The functions of this committee include, among other things:

•
establishing criteria for our board of directors and committee membership and to recommend to our board of directors proposed nominees for election to our board of directors and for membership on committees of our board of directors;

•
ensuring that appropriate processes are established by our board of directors to fulfill its responsibility for (i) the oversight of strategic direction and development and the review of our ongoing results of operations by the appropriate committee of our board of directors and (ii) the oversight of our investor relations and public relations activities and ensuring that procedures are in place for the effective monitoring of the shareholder base, receipt of shareholder feedback and responses to shareholder concerns;

•	monitoring the quality of the relationship between management and our board of directors and to recommend improvements for ensuring an effective and appropriate relationship; and

•	making recommendations to our board of directors regarding corporate governance matters and practices.

Director Nomination Process

Director Qualifications

In evaluating director nominees, our corporate governance committee considers, among others, the following factors:

•	experience, skills and other qualifications in view of the specific needs of our board of directors and the Company;

•	diversity of background; and

•	demonstration of high ethical standards, integrity and sound business judgment.

Our corporate governance committee’s goal is to assemble a board that brings to us a variety of perspectives and skills derived from high quality business and professional experience which are well suited to further the our objectives.  In doing so, our corporate governance committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our corporate governance committee may also consider such other facts as it may deem are in the best interests of the Company and its shareholders.  Our corporate governance committee does, however, believe it appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of an “independent director” under the TSX qualification standards.  At this time, our corporate governance committee also believes it appropriate for our chief executive officer to serve as the chairman of the board.

Identification and Evaluation of Nominees for Directors

Our corporate governance committee identifies nominees for board membership by first evaluating the current members of our board of directors willing to continue in service.  Current members with qualifications and skills that are consistent our corporate governance committee’s criteria for board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective.  If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, our corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above.  Our corporate governance committee generally polls our board of directors and members of management for their recommendations.  Our corporate governance committee may also review the composition and qualification of our boards of directors of our competitors, and may seek input from industry experts or analysts.  Our corporate governance committee reviews the qualifications, experience and background of the candidates.  Final candidates are interviewed by our independent directors and chief executive officer.  In making its determinations, the our corporate governance committee evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best attain success for the Company and represent shareholder interests through the exercise of sound judgment.  After review and deliberation of all feedback and data, our corporate governance committee makes its recommendation to our board of directors.  Historically, our corporate governance committee has not relied on third-party search firms to identify Board candidates.  The Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify and acquire an appropriate candidate.

Our corporate governance committee has not received director candidate recommendations from our shareholders and does not have a formal policy regarding consideration of such recommendations since it believes that the process currently in place for the identification and evaluation of prospective members of our board of directors is adequate.  Any recommendations received from shareholders will be evaluated in the same manner as potential nominees suggested by members of our board of directors or management.  Shareholders wishing to suggest a candidate for director should write to the Company’s chief financial officer.

Communications with the Board of Directors

Our shareholders and other interested parties may send written correspondence to non-management members of our board of directors to the corporate secretary or chief executive officer at 1781 - 75 Avenue W. Vancouver, BC V6P 6P2 or IR@responsebio.com.  Our corporate secretary or chief executive officer will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to the Chairman of the Board.  If the communication requires a response, our Corporate Secretary will assist the Chairman of the Board (or other directors) in preparing the response.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees.  The Code of Business Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.  The Code of Business Conduct and Ethics is available on our website at www.responsebio.com.  If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Documents

Our corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Corporate Governance and Nominating Committee Charter and Code of Business Conduct and Ethics are available free of charge on our website at www.responsebio.com.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this information circular.  We will also provide copies of these documents free of charge to any shareholder upon written request to Investor Relations, Response Biomedical Corporation, 1781 - 75 Avenue W. Vancouver, BC V6P 6P2 or IR@responsebio.com.

Pricing Committee

Our pricing committee consists of two members, with Lewis J. Shuster serving as its chairman.  Our pricing committee held three meetings during 2011.  All members of our pricing committee are independent directors (as independence is currently defined under the rules and regulations of the SEC and applicable Canadian securities rules).  Our pricing committee was authorized to oversee and direct counsel and other advisers to us with regards to potential acquisitions, the rights offering, bridge loan agreement, and any ongoing negotiations with Orbimed Advisors LLC or its advisers over the terms of the proposed rights offering or other shareholder matters.  Our pricing committee was active in 2011 but is presently inactive.

2011 Compensation of Directors

Prior to July 1, 2011, non-management board members received an annual retainer of $12,000 and board of director meeting fees of $750 for local residents for local board of director meetings and $1,500 for non-local residents and meetings with no additional fees to be paid for committee meetings.  Effective July 1, 2011, non-management board members received an annual retainer of $15,000 and board of director meeting fees of $1,500 for attendance in person and $500 for attendance by teleconference.  In addition, the Chairman and Committee chairs received an annual stipend of $5,000 except for the Chair of the Audit Committee, who received an annual stipend of $25,000.  Our pricing committee was formed on July 1, 2011 and the Chair of the committee received $5,000 on a monthly basis.  This compensation was completed December 31, 2011 with the close of the Company’s rights offering.  Finally, the Chair of our audit committee received a $30,000 completion fee for work performed with respect to the restatement of the audited financial statements for the year ended December 31, 2010 and the restatement of the unaudited financial statements for the periods ended March 31, 2011 and June 30, 2011.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend.  All of the members of our board of directors attended our 2011 Annual Meeting of Shareholders in person.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Under our articles of incorporation, the size of our board of directors is to be set from time to time by ordinary resolution of our shareholders.  Our board of directors currently consists of six members.  Each of our directors is elected for a term of one year to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Nominees to Be Elected (Term Expiring in 2013)

At our annual meeting, shareholders will be asked to pass an ordinary resolution fixing the size of the board at six.  Our corporate governance committee recommended and our board of directors nominated the following six nominees for election to our board of directors at our upcoming annual meeting: Anthony F. Holler, Joseph D. Keegan, Clinton H. Severson, Lewis J. Shuster, Peter A. Thompson and David G. Wang, each of whom is presently a member of our board of directors.

Each nominee has agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve.  In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by our corporate governance committee and designated by the present board of directors to fill the vacancy.

Information Regarding Directors

The information set forth below as to the nominees for election to serve on our board of directors has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Position
Anthony F. Holler, M.D.	61	Director
Joseph D. Keegan, Ph.D.	59	Director
Clinton H. Severson	64	Director
Lewis J. Shuster	57	Director
Peter A. Thompson, M.D.	53	Chairman of the Board and Chief Executive Officer
David G. Wang, M.D.	51	Director

Anthony F. Holler, M.D., British Columbia, Canada

Dr. Holler joined Response Biomedical Corporation’s Board as a Director in March 2006.  He was one of the original founders of ID Biomedical, and has served as its Director since 1991.  Dr. Holler has been the Chairman of CRH Medical Corporation (Formerly Medsurge Medical Products Corp.) since December 2005 and also the Chairman of Trevali Resources Corporation since October 2010.  He serves as Non-Executive Chairman of Q2 Gold Resources Inc. and has been its Director since June 2007.  He has been a Director of Neptune Technologies & BioResources, Inc. since July 2011 and as a Director of CRH Medical Corporation since December 2005.  Dr. Holler served as Non-Executive Chairman of Corriente Resources Inc. from 2003 to June 2010 and its Director from September 2003.  Dr. Holler served as an Emergency physician at University Hospital at University of British Columbia.  He is a Member of the British Columbia College of Physicians and Surgeons and received a Bachelor of Science in 1975 and a Medical Degree in 1979 from the University of British Columbia. Dr. Holler’s medical and business background gives him a perspective that is helpful to the Board for understanding the Company’s product markets.

Joseph D. Keegan, Ph.D., California, United States

Dr. Keegan joined Response Biomedical Corporation’s Board as a Director and Member of the Compensation in June 2011.  Dr. Keegan has more than 30 years of experience in life science businesses.  Most recently as CEO at ForteBio, Inc. he led the Series C financing which raised $25M, established product development and sales strategies that resulted in 2007-11 compounded annual revenue growth of 45%, and exited the company through its sale to Pall Corporation at 6x ttm revenue.  During his 9 year tenure at Molecular Devices Corporation, Dr. Keegan grew the company’s revenues from $30M to $200M through internal growth and acquisitions.  In early 2007, he oversaw its acquisition by MDS for $615M.  Dr. Keegan joined MDC from Becton Dickinson and Company where he served as President of Worldwide Tissue Culture and Vice President, General Manager of Worldwide Flow Cytometry.  Prior to Becton Dickinson, Dr. Keegan was Vice President of the Microscopy and Scientific Instruments Division of Leica, Inc.  He currently serves on the Board of Directors of ALSSA as Chairman, Labcyte Corporation as Chairman, Seahorse Bioscience Inc., Stereotaxis, Inc. (Nasdaq: STXS) and the San Francisco Opera.  Dr. Keegan holds a B.A. in Chemistry from Boston University and a Ph.D. in Physical Chemistry from Stanford University. Dr. Keegan brings to the Board a long history of experience in the field of biotechnology and business strategy.

Clinton H. Severson, California, United States

Mr. Clinton H. Severson joined Response Biomedical Corporation’s Board as a Director and Member of the Audit Committee in June 2011.  Mr. Severson has been President and Chief Executive Officer of Abaxis Inc. since June 1996.  From February 1989 to May 1996, Mr. Severson served as President and CEO of MAST Immunosystems, Inc. Mr. Severson began his career at Syva from 1978 to 1984, and then moved to 3M Diagnostic Systems from 1984 to 1989.  He has been Chairman of the Board of Abaxis Inc. since May 1998 and a Director since June 1996.  Mr. Severson has been Non-Executive Director of Trinity Biotech plc since November 2008, a Director of CytoCore, Inc. from November 2006 to February 2012, a Director of IntelliDx, Inc. and as a Director of LXN Corporation since October 2000.  Mr. Severson received his Bachelors of Business Administration from Minot State University in 1973. Mr. Severson’s years of experience in the life sciences industry are very valuable to the Company as it works to execute its business strategy.

Lewis J. Shuster, California, United States

Mr. Lewis Shuster joined Response Biomedical Corporation’s Board as a Director and Audit Committee Chairman in June 2011.  Currently, he is the Chief Executive Officer of Shuster Capital.  From 2003 to 2007, he served as CEO of Kemia Inc., a drug discovery and development company and had previously held executive positions with Invitrogen, including Chief Operating Officer.  From 1994 through to 1999, while at Pharmacopeia, Inc. Mr. Shuster served as the firm’s Chief Financial Officer and later as COO of Pharmacopeia Labs.  Mr. Shuster also served as EVP, Finance and Operations at Human Genome Sciences from 1992 to 1994.  Prior to this he served as EVP and then CEO of Microbiological Associates, where he led a successful turnaround of a failing LBO and built a profitable GLP biological testing service business today known as BioReliance from 1986 until 1992.  Before joining Microbiological Associates, he held positions with MDL Ltd. and the Boston Consulting Group.  He presently serves as Board Member and Audit Committee Chairman for Complete Genomics, Inc. (NASDAQ:  GNOM), Molecular Insight Pharmaceuticals, and MSN Healthcare.  Mr. Shuster also serves as Board Member of ADVENTRX Inc. (NASDAQ:  ANX) and Retrotope, Inc. Mr. Shuster earned an M.B.A. from Stanford University and a B.A. from Swarthmore College. Mr. Shuster’s experience as a chief executive officer and chief financial officer brings to the Board perspective regarding financial and accounting issues.

Peter A. Thompson, M.D., Washington, United States

Dr. Peter Thompson joined Response Biomedical Corporation’s Board as a Director and Member of the Compensation Committee in June 2010.  He was appointed to the offices Executive Chairman and Chief Executive Officer on August 9, 2011.  Dr. Thompson is a proven biotechnology executive and entrepreneur with over 20 years of experience in the industry.  He co-founded Trubion Pharmaceuticals, and served as Chief Executive Officer and Chairman from its inception through its successful IPO on NASDAQ and as a public company until his retirement in 2009.  Dr. Thompson is the former Vice President & General Manager of Chiron Informatics at Chiron Corporation and held various executive positions in Becton Dickinson, including Vice President, Research and Technology Department of BD Bioscience, prior to joining Chiron.  Dr. Thompson is a co-founder of iMetrikus, a clinical decision support company, where he served as CEO and Chairman.  He is a Venture Partner at Orbimed Advisors and the founder and Managing Director of Strategicon Partners, an investment and management services company.  He serves as a Director on the Boards of Anthera Pharmaceuticals (NASDAQ: ANTH), Methylgene (TSX: MYG), Cleave Biosciences (Co-Founder), Principia Biosciences, & CoDa Therapeutics.  Dr. Thompson is an Ernst & Young Entrepreneur of the Year awardee, an inventor on numerous patents, a board-certified internist and oncologist, and was on staff at the National Cancer Institute following his internal medicine training at Yale University. As an experienced biotechnology entrepreneur, Dr. Thompson is specially qualified to serve on the Board because of his detailed knowledge of our operations and markets.

David G. Wang, M.D., Shanghai, China

Dr. David Wang joined Response Biomedical Corporation’s Board as a Director and Member of the Compensation Committee and Audit Committee in October 2011.  Dr. Wang currently works at OrbiMed as Senior Managing Director for Asia.  Previously, he worked as Managing Director at WI Harper Group, responsible for healthcare investment in China.  He also served as Head of Business Development at Siemens Medical Solutions, where he directed corporate strategy and new businesses in molecular diagnostics and diagnostic imaging.  Dr. Wang was co-founder and Executive Vice President at First Genetic Trust, a personalized medicine company.  During his tenure at Bristol-Myers Squibb he was Chairman of The SNP Consortium Management Committee, responsible for strategy and leadership.  The SNP Consortium is the first group of its kind, formed by the pharmaceutical and technology industries as well as academia and charities to support the development of personalized medicine.  He currently serves on the Board of Directors of Edan Instruments, a provider of medical electronic devices, where he also serves on both the audit committee and strategic committee. Dr. Wang received his M.D. from Peking University Medical School and his doctorate in Developmental Biology from California Institute of Technology. Dr. Wang’s extensive medical and international experience makes him a valuable addition to the Board.

Required Vote

A plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required to set the size of our board of directors and elect directors.  If no contrary indication is made, Proxies in the accompanying form are to be voted: (i) the resolution setting the size of our board of directors at six; and (ii) the election of our board’s nominees to serve on our board of directors.  Each person nominated for election has agreed to serve if elected and our board of directors has no reason to believe that any nominee will be unable to serve.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTOR OF EACH NOMINEE LISTED ABOVE.

Director Independence

Our board of directors has determined that each of the director nominees, other than Drs. Thompson and Wang, standing for election is an independent director under the SEC and applicable Canadian securities rules.  In determining the independence of our directors, our board of directors considered all transactions in which the Company and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as described below, to the knowledge of the Company, no nominee for election as a director:

(i)	is, at the date hereof or has been, within the 10 years before, a director, chief executive officer or chief financial officer of any company, that while that person was acting in that capacity:

(a)	was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for more than 30 consecutive days, or

(b)
was subject to an event that resulted, after the director or executive officer ceased to be a director, chief executive officer or chief financial officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for more than 30 consecutive days, or

(ii)
is, as at the date hereof or has been, within the 10 years before, a director or executive officer of any company, that while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(iii)
has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer.

(iv)
Anthony Holler is a former director of Inviro Medical Inc. (“Inviro”).  Inviro is a company incorporated under the laws of Canada which owns certain intangible assets including goodwill and customer relationships, and all of the issued and outstanding shares of Inviro Medical Devices, Inc. (the “US Subsidiary”).  The US Subsidiary owns inventory manufactured in accordance with licenses issued by the Department of Health of the Government of Canada and the Food and Drugs Administration of the United States of America.  On October 29, 2010, Inviro declared that it was no longer a going concern, and on or about that date, Inviro ceased to carry on business and all of its directors and officers, including Mr. Holler, resigned.  On February 7, 2011, Mr. Holler, on behalf of a committee of debenture holders of Inviro, filed a Notice of Civil Claim seeking, among other things, an order for the appointment of a receiver of all of the assets and undertakings of Inviro.  On February 10, 2011, the Supreme Court of British Columbia issued an order appointing Alvarez & Marsal Canada Inc. (the “Receiver’) as receiver and receiver and manager of all of the assets, undertakings and properties of Inviro.  The Receiver is in the process of supervising the sale of all remaining assets of Inviro’s US subsidiary.

PROPOSAL 2

SPECIAL RESOLUTION RELATED TO PROPOSED CONSOLIDATION OF
OUTSTANDING COMMON SHARES

Our board of directors seeks shareholder approval to implement a consolidation of our outstanding common shares such that each twenty (20) outstanding common shares will be consolidated into one (1) common share, the Consolidation.  The Consolidation is subject to the approval of the Toronto Stock Exchange.

The primary purpose of completing the Consolidation is to increase the market price of our common shares.  Our board of directors believes that the higher share price that might initially result from the Consolidation could help generate interest in our business among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.  Shareholders should be aware that the Consolidation will not affect the number of our authorized common shares.  In particular, if the Consolidation is completed, although the number of issued common shares will be significantly decreased, the number of authorized common shares will remain unlimited.

Shareholders should note that the ultimate effect of the Consolidation upon the market price for our common shares cannot be accurately predicted.  In particular, if the Consolidation is implemented, there is no assurance that the market price for our common shares will be 20 times greater than the price for those common shares immediately prior to the Consolidation.  Furthermore, even if the market price of the common shares is initially significantly higher after the Consolidation, there can be no assurance that the market price of the common shares will maintain such level for any period of time.

In addition, shareholders should be aware that even if they approve the special resolution regarding the Consolidation, or the Consolidation Resolution, at our annual meeting, the proposed form of the Consolidation Resolution provides our board of directors with the discretion not to proceed with the Consolidation if they determine that to be in our best interests.

Fractional common shares which would otherwise be issued to shareholders in connection with the Consolidation will be not be issued but will, instead, be rounded down to the next nearest whole number of common shares.  If the Consolidation Resolution is approved at our annual meeting and our board directors decides to proceed with the Consolidation, we will send letters of transmittal to each registered shareholder providing instructions on those shareholders may obtain new certificates representing the number of common shares to which they are entitled as a result of the Consolidation.

At our annual meeting, or any adjournment thereof, shareholders will be asked to consider and if deemed appropriate, pass, with or without variation, the Consolidation Resolution as follows:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.
Subject to the receipt of all required regulatory approvals (including the approval of the Toronto Stock Exchange, or TSX), the consolidation of the outstanding common shares, or the “Common Shares, of Response Biomedical Corporation, or the Company, on the basis of twenty (20) old Common Shares for one (1) new Common Share, the Consolidation, is hereby approved;

2.
No fractional Common Shares will be issued in connection with the Consolidation.  Where any shareholder would otherwise be entitled to receive a fractional share as a result of the Consolidation, such fraction shall be rounded down to the next lower whole number;

3.
Notwithstanding that this special resolution has been duly passed by the holders of the Common Shares of the Company, the directors of the Company may in their discretion revoke this special resolution in whole or in part at any time prior to its being given effect without further notice to, or approval of, the holders of the Common Shares of the Company; and

4.
Subject to the directors determining to proceed with the Consolidation, any one director or officer of the Company is hereby directed and authorized to take all necessary actions, steps and proceedings and to execute, deliver and file any and all declarations, agreements, documents and other instruments and do all such other acts and things that may be necessary or desirable to give effect to this special resolution, including the filing of all necessary documents with regulatory authorities including the TSX.”

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE SPECIAL RESOLUTION RELATED TO THE PROPOSED CONSOLIDATION OF OUR OUTSTANDING COMMON SHARES ON THE BASIS OF TWENTY (20) OLD COMMON SHARES FOR ONE (1) NEW COMMON SHARE.

The affirmative vote of not less than two-thirds of the votes properly cast at our annual meeting will be required to approve the Consolidation Resolution.

PROPOSAL 3

APPROVE AMENDMENTS TO STOCK OPTION PLAN

At our annual meeting, the stockholders will be asked to approve an ordinary resolution amending the terms of our 2008 Stock Option Plan, or the Plan, to increase the maximum number of common shares which may be issued upon exercise of options granted under that Plan from 1,700,000 to 24,200,000 (the “Option Pool Resolution”)

Background

Under our existing Plan, the maximum number of common shares that may be issued upon exercise of options granted under that Plan is 1,700,000, which represents approximately 1.32% of the number of currently issued and outstanding shares.  Prior to the option grant described in Proposal 4 which follows, there were a total of 1,156,155 options available to be granted under the Plan.  Accordingly, in order to permit the exercise of the additional options described in Proposal 4 and to give the Board of Directors flexibility to grant additional options in future years when the Board considers it to be in our best interests to do so, the Board is seeking approval to increase the maximum number of common shares issuable under the Plan from 1,700,000 to 24,200,000.  If approved, the new maximum number of shares issuable under the Plan would represent approximately 18.75% of the number of common shares currently outstanding and approximately 9.8% of the number of common shares outstanding on a fully diluted basis.

In order to approve these prior grants of options, shareholders will be asked to approve the Option Pool Resolution at our annual meeting. The affirmative vote of the holders of the majority of the shares of our common stock represented and voting at our annual general meeting will be required to approve the Option Pool Resolution.

The full text of the Option Pool Resolution is set out below.

“BE IT RESOLVED THAT:

1.	An increase in the maximum number of common shares issuable upon exercise of options granted under the Plan from 1,700,000 to 24,200,000 is hereby approved;

2.	The directors are authorized to prepare and file with the Toronto Stock Exchange, or the TSX, an amended form of the Plan to reflect the new maximum number of common shares issuable thereunder; and

3.
Any one director or officer of the Company is hereby directed and authorized to take all necessary actions, steps and proceedings and to execute, deliver and file any and all declarations, agreements, documents and other instruments and do all such other acts and things that may be necessary or desirable to give effect to this resolution, including the filing of all necessary documents with regulatory authorities including the TSX.”

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE OPTION POOL RESOLUTION.

Shareholders should be aware that, if the Prior Grant Resolution (as described in Proposal 4 below) is approved but the Option Pool Resolution is not approved, then the prior grants referred to in Proposal 4 will not become effective because there will not be a sufficient number of shares issuable under our Plan to permit such issuance. If the Option Pool Resolution is approved but the Prior Grant Resolution is not approved, then the prior grants referred to in Proposal 4 will not become effective but the number of shares issuable under our Plan will be increased to 24,200,000 and our board of directors will have discretion to issue options in the future (including to individuals who would have received the prior grants referred to in Proposal 4) consistent with the requirements of the Plan.

The full text of our Plan, as it will appear if the Option Pool Resolution is approved at our annual meeting, is set out in Appendix C.

Summary of Terms of 2008 Stock Option Plan

Our 2008 Stock Option Plan, or the Plan, governs our issuance of stock options.  The Plan was originally approved by stockholders at our 2008 Annual General Meeting.

Our board of directors, or a committee of the board of directors that it appoints, has the sole discretion to grant options to any executives, employees and consultants, or the Eligible Individuals, on the terms set out in the Plan, provided no option may be granted to a consultant that is in the United States unless the consultant is a natural person providing bona fide services to us.  As of the date of this information circular (not including the options granted on April 2, 2012 described in Proposal 4, which are subject to shareholder approval), there are 135,899 options issued under the Plan (with a weighted average exercise price of $3.02) and 1,156,155 common shares reserved for issuance pursuant to the valid exercise of options issued under the Plan (not including any increase approved by stockholders at our annual meeting), being approximately 0.1% and 0.9% of the total number of outstanding common shares, respectively.

The Plan contains the following participation limits:

•
no one optionee may receive shares under the Plan which, together with all of the Company’s other previously established or proposed share compensation arrangements, exceed 5% of the outstanding issue;

•
insiders of the Company may not receive shares under the Plan which, in aggregate, together with all of the Company’s other previously established or proposed share compensation arrangements, exceed 10% of the outstanding issue; and

•
within a one-year period: (i) insiders of the Company may not receive shares under the Plan which, in aggregate, together with all of the Company’s other previously established or proposed share compensation arrangements, exceed 10% of the outstanding issue; (ii) any one optionee who is an insider (and associates of such insider) may not receive shares under the Plan which, together with all of the Company’s other previously established or proposed share compensation arrangements, exceed 5% of the outstanding issue; and (iii) any non-employee director may not receive shares under the Plan which, together with all of the Company’s other previously established or proposed share compensation arrangements, exceed 1% of the outstanding issue.

Our board of directors sets the exercise price of an option in its sole discretion, subject to the requirement that the exercise price be no lower than market value. Market value is determined by the closing price of our common shares on our primary organized trading facility (currently the Toronto Stock Exchange), or as determined to be fair value by our board of directors.  Options granted under the Plan vest according to the vesting schedule of the respective option agreement, as determined by our board of directors, unless vesting is accelerated at the discretion of our board of directors.  The expiry date of options may not be later than the tenth anniversary of the date the options were granted.

An optionee’s entitlement to options which are granted under the Plan but which remain unexercised ceases (either immediately or after a specific period) upon the individual no longer holding office with the Company (i.e., ceasing to be employed or engaged by the Company).  Where an optionee ceases to hold office other than by reason of death or disability, the expiry date of his/her Options is the earlier of: (i) the 90th day following the date he/she ceases to hold such position; and (ii) the date on which the Options would otherwise have expired.  Where the optionee ceases to hold office as a result of termination for cause, resignation or by reason of an order made by a regulatory authority, the expiry date of his/her Options is the date he/she ceases to hold office.  Where an optionee ceases to hold office as a result of death or disability, the expiry date of his/her Options is the earlier of: (i) 6 months after such death or disability; and (ii) the date on which the Options would otherwise have expired. Options are non-assignable, except in certain conditions related to death or disability.

The following features of the Plan may be amended by the Company without shareholder approval: (i) altering, extending or accelerating the terms and conditions of vesting of any options; (ii) accelerating the expiry date of options; (iii) amending the definitions contained within the Plan; (iv) amending or modifying the mechanics of exercise of options, provided however, payment in full of the exercise price shall not be so amended or modified; (v) effecting amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error, inconsistency or omission in or from the Plan or any option certificate; (vi) effecting amendments necessary to comply with the provisions of regulatory requirements; (vii) effecting amendments respecting the administration of the Plan; and (viii) effecting amendments necessary to suspend or terminate the Plan.  In addition, the Company may make any other amendments for which shareholder approval is not required by law or regulatory rule.

The following features of the Plan may only be amended if approved by shareholders: (i) amendments that increase the number of shares issuable under the Plan (except such increases by operation of the capital adjustment provisions of the Plan); (ii) any reduction in the exercise price of an option if the optionee is not an insider of the Company at the time of the proposed amendment; and (iii) amendments required to be approved by shareholders under applicable law.

Disinterested shareholder approval (as defined in the policies of the TSX) will be required for: (i) amendments to the Plan that could result at any time in the number of shares reserved for issuance under the Plan to insiders exceeding the participation limits described above; (ii) amendments to the Plan that could result at any time in the granting to insiders, within a 12-month period, of a number of options exceeding 10% of the outstanding issue; (iii) any reduction in the exercise price of an option if the option holder is an insider at the time of the proposed amendment; and (iv) amendments requiring disinterested shareholder approval under applicable law or regulatory rule.

We do not provide financial assistance to participants under the Plan.  As of May 15, 2012, the total number of individuals (being our directors, officers, employees or eligible consultants) entitled to participate in our Plan was 65 (i.e. 6 directors, 59 employees and no consultants).

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under our 2008 Stock Option Plan is in the discretion of the board of directors and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of common shares subject to options granted under our Plan to our named executive officers during the last fiscal year and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Shares Subject to Options Granted in 2011	Average Per Share Exercise Price
Peter A. Thompson, M.D.	Nil	N/A
Richard A. Canote	Nil	N/A
Barbara Kinnaird Steen, Ph.D.	Nil	N/A
Patricia Massitti	Nil	N/A
Anastasios Tsonis	12,500	$ 0.34
All executive officers, as a group	12,500	$ 0.34
All directors who are not executive officers, as a group	Nil	N/A
All employees who are not executive officers, as a group	3,100	$ 0.34

SUMMARY OF UNITED STATES FEDERAL TAX CONSEQUENCES

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan for U.S. taxpayers. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares.  If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.  Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Section 409A

Under the provisions of Section 409A, there are potentially significant unfavorable tax consequences of holding a nonstatutory stock option with an exercise price that is less than the fair market value of the common stock underlying any such option as of such option’s original grant date.  Section 409A provides that nonstatutory stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant must have fixed exercise dates or meet another exception permitted by Section 409A to avoid early income recognition and an additional 20% tax, plus penalty and interest charges.  The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an option under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

PROPOSAL 4

APPROVE PRIOR STOCK OPTION GRANTS

At our annual meeting, the stockholders will be asked to approve an ordinary resolution approving the prior grant of a total of 10,645,034 options to acquire common shares under the Plan, which was approved by our board of directors on April 2, 2012 but made specifically subject to receipt of stockholder approval at our annual meeting (the “Prior Grant Resolution”).

Background

In early 2012, the Board of Directors assessed overall compensation levels for our officers, directors and employees and determined that it was appropriate to grant a total of 10,645,034 options to acquire common shares under the Plan.  These options were all granted on April 2, 2012 with an exercise price of $0.11 per share and a term of 10 years.  The closing price of the Company’s common stock, which is issuable upon exercise of the options, on the Toronto Stock Exchange on May 17, 2012 was $0.10 per share, or $1,064,503.40 in the aggregate for all options subject to approval pursuant to the Prior Grant Resolution. All such options were granted on condition that they could not be exercised until they were approved by stockholders at our annual meeting.

The options granted fall generally into three categories:

•
3,333,333 options were issued to our chief executive officer, Peter Thompson, as additional compensation for his service after the resignation of our former Chief Executive Officer in August, 2011.  These options all vest immediately upon issue.

•
400,000 options were issued to each member of our board of directors other than Peter Thompson (i.e, 400,000 to each of Anthony Holler, Joseph Keegan, Clinton Severson, Lewis Shuster and David Wang, for a total of 2,000,000 options).  These options all vest fully and will be exercisable on April 2, 2013.

•	5,311,701 options were issued to various of our officers and employees. Of these:

●
2,612,500 options were issued to our officers (i.e. 1,290,000 options were issued to Barbara Kinnaird, Vice President; 1,000,000 options were issued to Patricia Massitti, Vice President, Administration and Corporate Communications; and 322,500 options were issued to Anastasios Tsonis, Corporate Controller); and

●	2,699,201 options were issued to various employees.

All of the foregoing options vest as follows:

(a)	25% of such options will vest and be exercisable on April 2, 2013; and

(b)
an additional 1/48th of such options will vest and be exercisable on the first day of each calendar month beginning in May, 2013 and continuing for 35 additional consecutive calendar months until all such options are fully vested.

In order to approve these prior grants of options, shareholders will be asked to approve the Prior Grant Resolution at our annual meeting. The affirmative vote of the holders of the majority of the shares of our common stock represented and voting at our annual general meeting will be required to approve the Prior Grant Resolution.

The full text of the Prior Grant Resolution is set out below.

“BE IT RESOLVED THAT:

1.
The prior grant of a total of 10,645,034 options to acquire common shares under the Response Biomedical Corporation, or the Company,  2008 Stock Option Plan, or the Plan, as described in the information circular for this annual meeting, is hereby ratified, confirmed and approved;

2.
Any one director or officer of the Company is hereby directed and authorized to take all necessary actions, steps and proceedings and to execute, deliver and file any and all declarations, agreements, documents and other instruments and do all such other acts and things that may be necessary or desirable to give effect to this resolution, including the filing of all necessary documents with regulatory authorities including the TSX.”

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PRIOR GRANT RESOLUTION.

Shareholders should be aware that, if the Prior Grant Resolution is approved but the Option Pool Resolution is not approved, then the prior grants referred to above will not become effective because there will not be a sufficient number of shares issuable under our Plan to permit such issuance. If the Option Pool Resolution is approved but the Prior Grant Resolution is not approved, then the prior grants referred to above will not become effective but the number of shares issuable under our Plan will be increased to 24,200,000 and our board of directors will have discretion to issue options in the future (including to individuals who would have received the prior grants referred to above) consistent with the requirements of the Plan.

Number of Awards Granted to Employees, Consultants, and Directors

As of May 15, 2012, the total number of individuals entitled to participate in our Plan was 65 (i.e. 6 directors, 59 employees and no consultants). The following table sets forth (i) the aggregate number of common shares subject to options granted under our Plan on April 2, 2012; and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price
Peter A. Thompson, M.D.	3,333,333	$ 0.11
Barbara Kinnaird Steen, Ph.D.	1,290,000	$ 0.11
Patricia Massitti	1,000,000	$ 0.11
Anastasios Tsonis	322,500	$ 0.11
All executive officers, as a group	5,945,833	$ 0.11
All directors who are not executive officers, as a group	2,000,000	$ 0.11
All employees who are not executive officers, as a group	2,699,201	$ 0.11

PROPOSAL 5

APPOINTMENT OF AUDITORS

Since 1995, Ernst & Young has served as our auditors.  This year, our board of directors, in conjunction with our audit committee, decided it was appropriate to institute a competitive bidding process to select a firm to be nominated as our auditor for 2012.  The process involved reviewing the past performance of Ernst & Young LLP, or Ernst & Young,  assessing our current needs and evaluating a total of five potential firms (including Ernst & Young).  Following this review and evaluation, a process that included interviews and discussions with representatives from each candidate firm, our audit committee recommended, and our board of directors appointed, PricewaterhouseCoopers LLP, or PWC, as our independent registered public accounting firm for ratification by shareholders at our annual meeting.

Representatives of PWC will be present at our annual meeting and will be available to respond to appropriate questions from shareholders and to make a statement if they desire to do so.  Representatives from Ernst & Young will not be present.

There have been no reportable events as defined in National Instrument 51-102 of the Canadian Securities Administrators between us and Ernst & Young.  There have been no reservations contained in the reports of Ernst & Young on our annual financial statements for the last two fiscal years.

On May 2, 2012, the audit committee of our board of directors, or the Audit Committee, approved the dismissal of Ernst & Young as its certifying independent registered public accountant, subject to the completion of its quarterly review then in progress and the approval of the Company’s shareholders, which approval is required for a change of auditors under the laws of British Columbia, Canada.  None of the reports of Ernst & Young on the financial statements of the Company for either of the past two fiscal years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in Ernst & Young’s report on our financial statements as of and for the years ended December 31, 2011 and 2010.

During the Company’s two most recent fiscal years and any subsequent interim periods preceding the date of the audit committee approved the dismissal of Ernst & Young, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Ernst & Young’s satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with its report; and there were no “reportable events” as defined in Item 304(a)(1) of the Securities and Exchange Commission’s Regulation S-K.

On May 2, 2012, the Audit Committee approved the engagement of PwC as its independent registered public accounting firm for the fiscal year ended December 31, 2012, subject to the approval of the Company’s shareholders, which approval is required for a change of auditors under the laws of British Columbia, Canada.

During the two most recent years and any subsequent interim periods through the date of the approval of its engagement, neither the Company nor anyone engaged on its behalf has consulted with PwC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K).

The Company has furnished Ernst & Young and PWC with a copy of the disclosures required by Item 304 of Regulation S-K and included in our Current Report on Forms 8-K filed May 3, 2012 and requested that Ernst & Young provide a letter addressed to the SEC stating whether or not they agree with the statements made herein and therein or stating the reasons in which they do not agree.  The letter from Ernst & Young is included in Appendix B hereto and was filed with the Current Report on Form 8-K filed by the Company on May 3, 2012.

Set forth as Appendix B to this information circular are:

(a)
the text of our notice regarding the proposed change of independent registered public accounting firm, pursuant to National Instrument 51-102, to the applicable securities regulatory authorities in Canada, Ernst & Young and PWC;

(b)	the text of letters from each of Ernst & Young and PWC addressed to the relevant securities regulatory authorities in Canada; and

(c)	the text of the letter from Ernst & Young addressed to the SEC.

At our annual meeting, the term of office of Ernst & Young LLP will come to an end and shareholders will be asked to consider and, if thought appropriate, approve the appointment of PricewaterhouseCoopers LLP as our auditors to hold office until our next annual general meeting at remuneration to be fixed by our board of directors.  The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at our annual meeting will be required to approve the appointment of PricewaterhouseCoopers LLP as auditors.

Principal Accounting Fees and Services

In connection with the audit of our 2011 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which set forth the terms by which Ernst & Young has performed audit services for us.

The following table sets forth the aggregate fees agreed to by us for the annual and statutory audits for the years ended December 31, 2011 and 2010, and all other fees paid by us to Ernst & Young during 2011 and 2010:

	For the years ended December 31,
	2011		2010
Audit fees	$393,016	(1)	$71,646
Audit-related fees	—		—
Tax fees	—		—
All other fees	60,210		—
Totals	$453,226		$71,646

(1)	Includes $132,944, which amount relates to the investigation and restatement of our 2010 audited financial statements.

Audit Fee.  Audit fees for the years ended December 31, 2011 and 2010 were for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements for the quarters ended June 30, 2011 and September 30, 2011, restatement of our financial statements for the year ended December 31, 2011, accounting matters directly related to the annual audits, and audit services provided in connection with other statutory or regulatory filings.

Audit Related Fees.  There were no audit related fees for the year ended December 31, 2010.

Tax Fees.  There were no tax fees incurred in the last two fiscal years.

All Other Fees.  All other fees for the financial year ended December 31, 2011 were for professional services provided in the French translations of our audited financial statements for the year ended December 31, 2010 and our unaudited financial statements for the quarters ended June 30, 2011 and September 30, 2011 together with the notes and related management’s discussion and analysis in connection with our rights offering.

All audit fees relating to the audit for the financial year ended December 31, 2011, were approved in advance, or were ratified, by our audit committee.  All audit and non-audit services to be provided by Ernst & Young LLP were, and will continue to be, pre-approved by our audit committee.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that requires that all audit and permissible non-audit services provided by our independent auditors will be pre-approved by the Audit Committee.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors.  Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PWC AS OUR AUDITORS TO HOLD OFFICE UNTIL OUR NEXT ANNUAL GENERAL MEETING.

Report of the Audit Committee

The following is the report of the audit committee with respect to the Company’s audited financial statements for the year ended December 31, 2011.

The purpose of the audit committee is to assist the Company’s board of directors in its general oversight of the financial reporting, internal controls and audit functions.  The Audit Committee Charter describes in greater detail the full responsibilities of our audit committee and is available on our website at www.responsebio.com.  All of the members of the audit committee are independent directors under the TSX and SEC audit committee structure and membership requirements.

The audit committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, or Ernst & Young, the Company’s independent registered public accounting firm for the year ended December 31, 2011.  Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13A-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Ernst & Young is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

Beginning in fiscal 2004 and continuing through fiscal 2011, management has implemented a process of documenting, testing and evaluating the Company’s internal control over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002.  The audit committee is kept apprised of the progress of the evaluation and provides oversight and advice to management regarding such compliance.  In connection with this oversight, the audit committee receives periodic updates provided by management at each regularly scheduled audit committee meeting.  At a minimum, these updates occur quarterly.  At the conclusion of the process, management provides the audit committee with a report on the effectiveness of the Company’s internal control over financial reporting which is reviewed and commented upon by the audit committee.  The audit committee also holds regular private sessions with Ernst & Young to discuss their audit plan for the year, and the results of their quarterly reviews and the annual audit.  The audit committee also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to our consolidated financial statements and financial statement schedules.  The audit committee continues to oversee the Company’s efforts and reviewed management’s report on the effectiveness of its internal control over financial reporting and management’s preparations for the evaluation.

The committee met on 13 occasions in 2011.  The committee met privately in executive session with Ernst & Young as part of each meeting where quarterly financial statements were discussed.  The committee chair held private meetings with the chief financial officer and with representatives of Ernst & Young.

The Company engaged a new chief executive officer effective August 9, 2011.  Shortly after taking office the new chief executive officer identified questions regarding several transactions in prior reporting periods.  The audit committee began informal investigation that at the end of August 2011 became a formal investigation of fiscal 2010 and year-to-date 2011 financials.  The committee alerted Ernst & Young, which began its own independent investigation.  The committee also engaged the law firm of Dorsey & Whitney LLP to investigate.

In connection with the restatements of our financial statements for the year ended December 31, 2010 disclosed in our Form 20-F/A filed on November 9, 2011, the Company’s principal executive officer and principal financial officer had determined that due to material weaknesses in internal control over financial reporting discovered, that the Company’s disclosure controls and procedures were not effective as of 31 December 2010.

The Company implemented a remediation plan to address these material weaknesses in our Internal Control Over Financial Reporting noted in our Form 20-F/A, which is described below.  Based on this remediation plan and the evaluation for the year ended December 31, 2011, the Company’s principal executive officer and principal financial officer have concluded that, as of December 31, 2011, the Company’s disclosure controls and procedures were effective.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

As mentioned in the above section, some material weaknesses were identified in the Company’s Internal Control Over Financial Reporting in connection with the restatements that were disclosed in our Form 20-F/A filed 9 November 2011.  The following material weaknesses were identified:

1.
Control environment – The Company did not maintain an effective control environment.  The control environment, which is the responsibility of senior management, sets the tone of the organization, influences the control consciousness of its people, and is the foundation for all other components of internal control over financial reporting.  A tone and control consciousness that consistently emphasized adherence to accurate financial reporting and enforcement of the Company’s policies and procedures was not maintained by the prior management team.  This control deficiency fostered a lack of sufficient appreciation for internal control over financial reporting, allowed for management override of internal controls in certain circumstances and resulted in an ineffective process for monitoring the adherence to the Company’s policies and procedures.

2.
Documentation, training and testing – The Company did not update its written policies and procedures with respect to internal control over financial reporting following the Company’s 2010 management reorganization and restructuring to reflect changes in the management team and reporting authorities.  The Company’s written policies and procedures were not consistently followed, due to inadequate training of staff and the failures noted elsewhere.  In addition, an adequate assessment of internal controls was not made by management at the time.

3.
Documentation and communication of contract terms – The Company did not maintain effective document control and records of contracts with its distributors.  Certain terms of contracts were documented in oral or side agreements and were not properly disclosed to the Company’s board of directors and its external auditors or legal advisors.

4.
Revenue recognition – The Company did not maintain effective revenue recognition controls and policies.  When persuasive evidence of a purchase order did not exist, when oral or side agreements existed, when contingencies existed with respect to the acceptance of the product, or when distributors did not have the ability or intent to pay independent of payment by the end-user customer, this information was not properly communicated to the Company’s board of directors, external auditors and legal advisors.  Goods were shipped and revenue recognized in violation of the Company’s written policies and procedures.

5.
Anti-fraud program – The Company did not maintain an effective anti-fraud program designed to detect and prevent fraud, such as a whistle-blower program and an ongoing program to manage identified fraud risks.

The Company’s management implemented a remediation plan, which included the following:

1.	Updated the Company’s controls, policies and procedures to reflect the reorganization and restructuring that occurred in prior years.

2.
Improved the documentation of controls and the testing of controls, including the use of qualified outside consultants, in order to ensure that the internal controls in place over financial reporting are effective or to remediate any controls that, subsequent to the appropriate testing being completed, were concluded to be ineffective.

3.	Updated the Company’s controls and procedures regarding order entry and processing.

4.	Commenced additional training of staff and management on revenue recognition.

5.	Implemented a Whistleblower Policy to facilitate reporting directly to the Company’s Audit Committee of any suspected improper activity.

At December 31, 2011, the Company recorded a material adjustment which was a result of incorrectly recognizing the effect of forfeitures on stock based compensation previously recorded.  This adjustment was a result of inadequate controls related to accounting for those forfeitures; however as a result of this adjustment, we have reviewed and made improvements to our controls such that the controls currently in place are considered effective.

Based on the remediation plan of the Company’s policies and procedures and the current evaluation done for the period covered by this report, our principal executive officer and principal financial officer have concluded that the Company’s internal control over financial reporting was effective as of December 31, 2011.

Management is committed to continuing to improve the Company’s internal control processes and will continue to diligently and vigorously review the Company’s financial reporting controls and procedures.

The audit committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”  In addition, Ernst & Young has provided the audit committee with the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.”  In connection with the foregoing, the audit committee has discussed with Ernst & Young their firm’s independence.

Based on their review of the consolidated financial statements and discussions with, and representations from, management and Ernst & Young referred to above, the audit committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the U.S. Securities and Exchange Commission.

In accordance with audit committee policy and the requirements of law, the audit committee pre-approves all services to be provided by Ernst & Young.  Pre-approval is required for audit services, audit-related services, tax services and other services.  In some cases, the full audit committee provides pre-approval of services for up to a year, which may be related to a particular defined task or scope of work and subject to a specific budget.  In other cases, a designated member of the audit committee may have delegated authority from the audit committee to pre-approve additional services, and such pre-approval is later reported to the full audit committee.  See “Fees for Professional Services” for more information regarding fees paid to Ernst & Young for services in fiscal years 2011 and 2010.

April 18, 2012	AUDIT COMMITTEE Lewis J. Shuster Anthony F. Holler, M.D. Clinton H. Severson

EXECUTIVE COMPENSATION

Our Executive Officers

The following table sets forth the name and position of each of the persons who were serving as our named executive officers as of April 26, 2012.

Name	Age	Position
Peter A. Thompson, M.D.(1)	53	Chairman of the Board and Chief Executive Officer
Richard A. Canote	52	Chief Financial Officer
Barbara Kinnaird Steen, Ph.D.	45	Vice President
Patricia Massitti	51	Vice President, Admin & Corporate Communications
Anastasios Tsonis	32	Corporate Controller
_______
(1)
Dr. Thompson will resign from his position as the Company’s interim chief executive officer and will be replaced by Jeffrey L. Purvin, whose biography is set forth below, effective upon Mr. Purvin obtaining a Canadian work visa.

Peter A. Thompson, M.D., Chief Executive Officer

For a brief biography of Dr. Thompson, please see “Proposal 1—Election of Directors.”

Jeffrey L. Purvin

Mr. Purvin has over 30 years of experience marketing both consumer and medical products. From November 2006 to December 2011, he was the Chairman and CEO of Calibra Medical, Inc., where he and his team developed and gained FDA clearance for a unique insulin delivery device, successfully positioning the company for an exit. Prior to Calibra, as Chairman and CEO of Metrika, Inc., from January 2004 to July 2006, Mr. Purvin and his team developed multiple, handheld, disposable, fingerstick-based, point-of-care, in-vitro diagnostic tests which the company sold directly to physicians, consumers and other companies. Before Metrika, from  January 2001 to  December 2003, Mr. Purvin was a divisional President at Datascope Corporation (a public company, later acquired by Maquet), where he was responsible for marketing interventional cardiology and radiology devices to hospitals, worldwide. Mr. Purvin previously served as Vice President, General Manager, in GlaxoSmithKline’s $4B Consumer Healthcare division where he marketed scores of well-known, highly advertised consumer packaged goods. Mr. Purvin started his career at Bristol-Myers Squibb, where he marketed pharmaceuticals and consumer products to both physicians and consumers. Mr. Purvin is a member of the Board of Directors at Cardica, Inc. (NASDAQ: CRDC). Cardica markets a unique coronary bypass anastomosis connection device to surgeons, worldwide, and is currently developing a unique, multi-firing surgical stapler line. Mr. Purvin is Chair of Cardica’s Compensation Committee and is a member of its Audit and Finance Committees.  Mr. Purvin earned a B.A. from Brown University and an M.B.A from The Wharton School, University of Pennsylvania.

Richard A. Canote, Chief Financial Officer

Mr. Canote has over 28 years of experience, 18 of which are in the life sciences industry.  Since 2008 Mr. Canote has worked in a consulting capacity, advising multiple small to mid-sized private and publicly held companies.  Prior to that, he was the Vice President of Finance at Kémia, Inc., a private small molecule therapeutics company from July 2003, to January 2008.  Mr. Canote was Vice President and Chief Financial Officer for GeneOhm Sciences from January 2001to June 2002.  Prior to GeneOhm, Mr. Canote was the Vice President, Finance and Operations of Cytovia, Inc. from February 1998 to November 2000.  Mr. Canote was previously with CoCensys, Inc. from 1993 through February 1998, initially serving as Controller and ultimately as Director Corporate Planning and Strategy.  He previously spent ten years as a certified public accountant in public practice in Los Angeles and Newport Beach.  Mr. Canote earned a B.S. degree in accounting from San Diego State University.  Richard joined Response Biomedical Corporation as chief financial officer in 2012.

Barbara Kinnaird Steen, Ph.D., Vice President

Dr. Kinnaird has over 20 years of research and business experience primarily in the field of infectious diseases and Point of Care (POC).  She has a Ph.D. in Microbiology and Immunology from the University of British Columbia at the B.C. Children’s Hospital in the Department of Pediatrics.  She conducted her post-doctoral research at The Michael Smith laboratories in genomics and gene expression profiling in collaboration with The B.C. Genome Sciences Centre.  Dr. Kinnaird not only has the in-depth technical knowledge of multiple biological systems but also the extensive understanding of the patient care setting required to succeed in the development and production of innovative and reliable POC products.  For the past 7 years, Dr. Kinnaird has held several key management positions at Response Biomedical Corporation including her current position of Vice President.

Patricia Massitti, CHRP, Vice President, Administration and Corporate Communications

Ms. Massitti is a Certified Human Resource Professional with over 25 years of business and Human Resource experience.  She has successfully instituted recruitment and training plans, leadership development programs, mentoring and coaching, organizational design, and benefit programs.  She also has been involved in the effective integration of human resource policies and cultural coordination following acquisitions and mergers.  She has worked for a range of companies including start-up technology businesses such as Zedi Canada and Hostway, to major multi-national corporations including Baker Hughes, a multinational oil & gas service company, Intrawest, and RBC.  Patricia’s experience has focused on providing the foundation and support to create an environment of success for an organization.  For the past 3 years, Patricia has held key management positions at Response Biomedical Corporation including her current position of Vice President, Administration and Corporate Communications, and is Corporate Secretary.

Anastasios Tsonis, Corporate Controller

Mr. Tsonis is a Chartered Accountant with five years of experience in domestic and international financial management, serving both private and public entities.  He worked in public accounting with Ernst & Young from 2006 through 2011, qualifying as a Chartered Accountant in their assurance practice in 2009.  Anastasios brings a wealth of experience and talent to Response Biomedical, including his aptitude for instituting effective process improvement plans, leading teams through multi-million dollar audits, and performing multifaceted exercises in budgeting and analysis as well as financial reporting.  In his current role Anastasios manages a team of accounting professionals and is a key member of Response’s Senior Management Team.

Executive Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2011 and 2010 by our chief executive officer and our other two most highly compensated executive officers who were employed by us as of December 31, 2011.  We refer to our chief executive officer and these other executive officers as our “named executive officers” elsewhere in this document.

		Annual Compensation				Long-term Compensation
NEO Name and Principal Position	Year	Salary ($)		Short-term Incentive (4) ($)	Other Annual Compensation (5) ($)	Securities Under Options Granted (#)
S. Wayne Kay (1)	2011	263,000		—	22,200	—
Chief Executive Officer	2010	364,095		—	29,300	50,000
	2009	403,224		—	29,300	—

Peter A. Thompson (2)	2011	151,373	(6)	—	5,700	—
Chief Executive Officer	2010	—		—	—	—
	2009	—		—	—	—

Barbara Kinnaird Steen	2011	163,333		50,000	—	—
Vice President	2010	112,407		—	—	14,750
	2009	83,674		—	—	3,750

Patricia Massitti	2011	149,375		25,000	—	—
Vice President Administration & Corporate Communication	2010	110,000		—	—	8,500
	2009	32,929		—	—	9,000

Anastasios Tsonis (3)	2011	68,333		10,000	—	12,500
Corporate Controller	2010	—		—	—	—
	2009	—		—	—	—

(1)	Mr. Kay resigned from his position with the Company, effective August 11, 2011.
(2)	Dr. Thompson became our interim chief executive officer following Mr. Kay's resignation in August, 2011.
(3)	Mr. Tsonis became our corporate controller on May 2, 2011.
(4)	2011 short term incentives were earned in 2011 and paid in 2012
(5)	Represents amounts paid to Mr. Kay for automobile and accommodation allowances and amounts paid to Dr. Thompson for automobile allowances.
(6)	Includes a $24,250 in director compensation and $127,123 in compensation as interim CEO for the year 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2011, including the value of the stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date

Barbara Kinnaird Steen, Ph.D.	2,100	—	—	6.30	1/18/2012
	1,200	1,200	—	6.90	4/2/2012
	1,000	1,000	—	1.20	12/2/2013
	938	2,812	—	1.15	12/10/2014
	1,475	13,275	—	0.41	12/1/2015

Peter A. Thompson, M.D.	—	—	—	—	—

Patricia Massitti	2,250	6,750	—	1.15	12/10/2014
	850	7,650	—	0.41	12/1/2015

Anastasios Tsonis	—	12,500	—	0.34	6/21/2016

Employment Arrangements and Change of Control Arrangements

Effective September 11, 2007, the Company entered into an employment agreement with Mr. Kay pursuant to which he agreed to provide his services to the Company in the capacity of chief executive officer for a term to continue until terminated.  Mr. Kay resigned from his position effective August 11, 2011. Under the agreement, Mr. Kay was: (i) paid an annual salary of U.S. $350,000 equalized for taxes paid as a result of being employed by a Canadian versus U.S. employer; (ii) eligible to participate in the 2008 Stock Option Plan, with an initial grant of an option to purchase up to 1,500,000 shares of the Company; (iii) eligible to participate in the Company’s employee medical, dental and life insurance plans; (iv) eligible to be reimbursed for reasonable out-of-pocket expenses including commuting and accommodation costs of up to $2,000 per month; and (v) eligible to earn incentive bonuses for nominally 30% of his annual salary.  The agreement provided for a severance payment of one month’s salary in the event that there is cause for dismissal.  The agreement further provided for a salary continuation equal to 12 months’ salary plus two additional months’ salary for each year he is employed by the Company up to a maximum of 18 months in the event that the Company terminated Mr. Kay’s employment without cause.  The agreement provided that, within 30 days of a change of control of the Company, Mr. Kay may voluntarily terminate his employment by providing written notice to the Company.  The termination and end of employment would be effective six months from the date of the notice.  Mr. Kay would then be paid and continue to be employed for the six month period and then he will be entitled to a lump sum payment equal to 24 months’ salary and if the transaction in which the change in control occurs is effected at a value that reflects or implies a market capitalization:  (a) equal to or greater than U.S. $100 million but less than U.S. $150 million, an additional lump sum payment of 0.01 times that market capitalization; or (b) equal to or greater than U.S. $150 million, an additional lump sum payment of U.S. $1.5 million, such payments to be made within six months after termination and end of his employment.

On April 10, 2012, Jeffrey L. Purvin signed an employment agreement, or the Agreement, to become our chief executive officer, effective upon Mr. Purvin obtaining a Canadian work visa.  The Agreement also entitles Mr. Purvin to become a member of our board of directors subject to approval by the board.    Under the Agreement, Mr. Purvin will be paid an annual salary in the amount of $369,000 and is eligible to participate in the our short-term incentive plan with a target incentive bonus up to 40% of base compensation annually.   In addition, the Agreement provides for the grant of 6,000,000 shares of our common stock under our 2008 Stock Option Plan, subject to approval by our board of directors.  The Agreement also provides relocation assistance up to $59,000 to allow Mr. Purvin to relocate his primary residence to the Vancouver area.

We have no written employment or severance agreements with any other named executive officer.

Perquisites

Certain executive officers benefit from automobile and accommodation allowances.  The 2011 annual value of perquisites for each of the chief executive officer was, in aggregate, worth less than $50,000 or 10% of such senior executive officer’s total salary for the year ended December 31, 2011.

Option Exercises and Stock Vested at Fiscal Year End

There were no options exercised by our named executive officers during the fiscal year ended December 31, 2011.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Non-Employee Director Compensation

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of the Board for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	StockAwards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony F. Holler	22,250	—	—	—	—	—	22,250
Joseph D. Keegan (1)	14,800	—	—	—	—	—	14,800
Clinton H. Severson (1)	20,300	—	—	—	—	—	20,300
Lewis J. Shuster (1)	87,800	—	—	—	—	—	87,800
Peter A. Thompson	24,250	—	—	—	—	—	24,250
David G. Wang (1)	4,444	—	—	—	—	—	4,444

(1) – Mr. Keegan, Mr. Shuster and Mr. Severson joined the Board effective with the 2011 Annual Meeting of Shareholders on June 22, 2011; Dr. Wang joined the Board on October 10, 2011

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an officer or employee of the Company.  None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or our compensation committee.

Performance Graph

The following graph shows the total cumulative return over five years for a shareholder of the Company on an investment of $100 compared to the S&P/TSX composite index.

	2006	2007	2008	2009	2010	2011
RBM	100	110.96	12.33	17.81	4.79	0.68
S&P/TSX Composite Index	100	107.16	69.63	91.00	104.14	92.61

The Company’s overall total shareholder return has decreased 99% over the last five years.  The Company’s share price increased by approximately 11% in 2007 before it suffered a decline in 2008.  The decline in the latter half of 2008 was consistent with that of the broader market decline as shown in the S&P/TSX Composite index.  The Company’s share price increased slightly in 2009, however, at a lesser rate than the increase in the S&P/TSX Composite index.  The total return decreased in 2010 and 2011 as seen in the graph above.  In comparing named executive officer compensation over the same five-year period, total compensation has decreased by approximately 67%.  This decrease in compensation is primarily the result of personnel changes that have occurred in the latter half of 2011.

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Related Person Transactions

Consulting Fees for Director

The Company incurred consulting fees to Peter Thompson, the interim chief executive officer and a member of our board of directors; a total of $127,123 for the year ended December 31, 2011.

OrbiMed Transaction

On December 29, 2011, the Company completed a rights offering of which affiliates of OrbiMed Advisors LLC, or OrbiMed, participated by purchasing a total of 67 million units (with each unit representing a share of common stock and a warrant to purchase common stock at $0.0746/share) for $5 million, or the OrbiMed Transaction.  After giving effect to this transaction, the Company is now a controlled affiliate of OrbiMed.

Prior to completing the rights offering, the Company entered into a Note Purchase Agreement with affiliates of OrbiMed pursuant to which such affiliates have agreed to loan up to $2 million by way of a secured debt financing.  Concurrently with the execution and delivery of the Note Purchase Agreement, the Company drew down $275,000.  Subject to the satisfaction of certain conditions, the Company may draw down up to three further tranches of $575,000 at its option for a maximum potential draw of $2 million.  The amounts drawn are subject to interest at 4.5% per annum.  All amounts owing  become due and payable on the earliest of: (i) March 31, 2012; (ii) the occurrence of an event of default followed by a declaration by the Lenders that such amounts are due and payable (or such amounts become due and payable automatically under certain circumstances); and (iii) the completion date of certain specified equity financings.  In connection with the funds drawn, interest charges of $1,245 were incurred in addition to a commitment fee of $80,000.These charges are recorded as interest expenses on the consolidated statement of loss.  The initial amount drawn down of $275,000 was repaid in full on December 29, 2011 with proceeds from the completion of the rights offering. The Note Purchase Agreement allows the purchasers to elect one (1) member of the Board of Directors. David Wang is currently serving as purchaser’s representative under the terms of the Agreement.

In connection with the rights offering and Note Purchase Agreement, the Company incurred and paid legal costs of $152,548 on behalf of affiliates of OrbiMed.

On June 27, 2010, the Company completed a subscription agreement which provided for purchase of 13,333,333 shares of the Company at $0.60 by affiliates of Orbimed.  This financing resulted in gross proceeds of $8,000,000 before share issuance costs of $525,080 for net proceeds of $7,474,920.  The agreement granted the purchasers the right to elect (2) two directors.  Peter A. Thompson, M.D. and Jonathan Wang were the initial directors elected under the terms of this agreement.

No Other Interests of Insiders

Except as described above, none of the principal shareholders, senior officers or directors of the Company or the proposed nominees for election as directors of the Company, or any of their associates or subsidiaries, has any other interest in any other transaction since January 1, 2011 or any other proposed transaction that has materially affected or would materially affect the Company or its subsidiaries.

We believe that all of the transactions described above were on terms at least as favorable to us as they would have been had we entered into those transactions with unaffiliated third parties.

Directors’ and Officers’ Liability Insurance

The Company maintains directors’ and officers’ liability insurance.  Under this insurance coverage, the insurer pays, on the Company’s behalf, for losses for which the Company indemnifies its directors and officers and, on behalf of individual directors and officers, losses arising during the performance of their duties for which the Company does not indemnify them.  The total limit for the policy is $15,000,000 USD per policy term, subject to a deductible of $50,000 per claim with respect to corporate indemnity provisions and $100,000 if the claim relates to securities law claims.  The insurance policy does not distinguish between directors and officers as separate groups.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee has adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval.  In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

In December 2011, our pricing committee negotiated the OrbiMed Transaction, with input from the independent members of our audit committee as well as the other independent members of our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of our common stock, or the Reporting Persons, are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of our common stock.  The Company believes that, during 2011, the Reporting Persons complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP

The following table sets forth information as of February 15, 2012 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group.  Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more shareholder, as the case may be.

Percentage of beneficial ownership is calculated based on 129,078,166 shares of common stock outstanding as of February 15, 2012.  Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of February 15, 2012.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Unless otherwise noted, the address for each person set forth on the table below is c/o Response Biomedical Corporation, 1781 – 75th Avenue W, Vancouver, BC, V6P 6P2, Canada.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% Shareholder
Orbimed Advisors LLC (1) (2)(3)	148,609,756	75.4
Executive Officers and Directors:
Anthony F. Holler, M.D. (4)	1,357,149	*
Joseph D. Keegan, Ph.D.	—	—
Barbara Kinnaird-Steen, Ph.D. (5)	337,697	*
Patricia Massitti (6)	403,100	*
Clinton H. Severson	—	—
Lewis J. Shuster	—	—
Peter A. Thompson, M.D. (7)	—	—
Anastasios Tsonis (8)	24,024	*
David Wang, M.D. (9)	148,609,756	75.4
All directors and executive officers as a group – sixteen (16) people (10)	150,936,576	76.5

(*)	Represents beneficial ownership of less than 1%.
(1)	Orbimed Advisors LLC’s address is 601 Lexington Avenue, 54th Floor, New York, NY, 10022.
(2)	Includes 67,024,128 shares subject to warrants exercisable within 60 days of February 15, 2012.
(3)	Orbimed Advisors LLC’s shares are beneficially owned through three entities: Orbimed Capital GP III LLC, OrbiMed Asia GP, L.P, and Orbimed Advisors Limited.
•	Orbimed Capital GP III LLC beneficially owns 92,501,350 shares which includes 41,707,675 shares subject to warrants exercisable within 60 days of February 15, 2012.
•	OrbiMed Asia GP, L.P beneficially owns 55,227,564 shares which includes 24,919,282 shares subject to warrants exercisable within 60 days of February 15, 2012.
•	OrbiMed Advisors Limited beneficially owns 880,482 shares which includes 397,171 shares subject to warrants exercisable within 60 days of February 15, 2012.

(4)	Includes:
•	493,000 shares subject to warrants exercisable within 60 days of February 15, 2012 and 8,750 shares subject to options exercisable within 60 days of February 15, 2012.
(5)	Includes:
•	165,192 shares subject to warrants exercisable within 60 days of February 15, 2012 and 7,313 shares subject to options exercisable within 60 days of February 15, 2012.
(6)	Includes:
•	200,000 shares subject to warrants exercisable within 60 days of February 15, 2012 and 3,100 shares subject to options exercisable within 60 days of February 15, 2012.
(7)	No shares will be beneficially owned within 60 days of February 15, 2012.
(8)	Includes:
•	11,012 shares subject to warrants exercisable within 60 days of February 15, 2012.
(9)	148,609,756 shares held beneficially by Jonathan Wang through his relationship with Orbimed Advisors LLC. Refer to footnotes 1 through 3 inclusive.
(10) See footnotes 4 through 10 inclusive.

OTHER BUSINESS

Our board of directors does not know of any matter to be presented at our annual meeting which is not listed on the Notice of Annual Meeting and discussed above.  If any other matters properly come before the 2012 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our board of directors may recommend.  Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2012 annual meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

By Order of the Board of Directors, /s/ Peter A. Thompson, M.D. Peter A. Thompson, M.D. Chairman of the Board

APPENDIX A

RESPONSE BIOMEDICAL CORP.

Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class COMMON SHARES

Holder Account Number

C1234567890 XXX

Fold

Form of Proxy - Annual General Meeting to be held on June 19, 2012

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. **This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.**

7. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 AM, Pacific Time, on Friday, June 15, 2012.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

00W9YA

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

I/We being holder(s) of Response Biomedical Corp. hereby appoint(s): Peter A. Thompson, M.D., Chairman of the Board and Chief Executive Officer of the Company, or failing him, Patricia Massitti, Corporate Secretary of the Company,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Response Biomedical Corp. to be held at Response Biomedical Corporation, 1781-75 Ave. W, Vancouver, B.C., on June 19, 2012 at 10:00 AM (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against	Abstain
1. Set the Board Size to Six Directors Set the size of the board at six Directors.	☐	☐	☐

2. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. ANTHONY F. HOLLER, M.D.	☐	☐	02. JOSEPH D. KEEGAN, Ph.D.	☐	☐	03. CLINTON H. SEVERSON	☐	☐
04. LEWIS J. SHUSTER	☐	☐	05. PETER A. THOMPSON, M.D.	☐	☐	06. DAVID G. WANG, M.D.	☐	☐

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	For	Against	Abstain
3. Consolidation of Common Shares Approve a special resolution approving the consolidation of our outstanding common shares at a ratio of twenty (20) to one (1), as more particularly described in the information circular.	☐	☐	☐
4. Approving Amendment to 2008 Stock Option Plan Approve an ordinary resolution approving certain amendments to our existing 2008 stock option plan, as more particularly described in the information circular.	☐	☐	☐
5. Approving Prior Grant of Options Approve an ordinary resolution approving the prior grant of certain options under our existing 2008 Stock Option Plan, as more particularly described in the information circular.	☐	☐	☐
6. Appointment of Auditors Appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐	☐

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Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

999999999999 042911 X X X X AR1 RITQ

00WA1B

APPENDIX B

RESPONSE BIOMEDICAL CORPORATION

1781 – 75th Avenue
Vancouver, BC
V6P 6P2

NOTICE OF CHANGE OF AUDITOR
NATIONAL INSTRUMENT 51-102

May 2, 2012

VIA SEDAR

To:
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Commission of Newfoundland & Labrador
Registrar of Securities, Prince Edward Island
Superintendent of Securities, Government of Yukon Territory
Registrar of Securities, Government of the Northwest Territories
Registrar of Securities, Government of Nunavut
Autorité des marches financiers

Dear Sirs/Mesdames:

Response Biomedical Corporation
Notice of Change of Auditor
National Instrument 51-102

Notice is hereby given that, in accordance with National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”), the board of directors of Response Biomedical Corporation (“Response”) has approved, following the recommendations of its audit committee, the following actions:

(a)	Ernst & Young LLP (the “Former Auditor”) will not be nominated for reappointment as auditor of Response at the annual meeting of shareholders scheduled to be held on June 19, 2012; and

(b)	PricewaterhouseCoopers LLP (the “Successor Auditor”) will be nominated for appointment of auditor of Response at the upcoming meeting.

At the meeting, shareholders will be asked to approve, by ordinary resolution, the appointment of the Successor Auditor as the auditor of Response until the close of the next annual meeting of Response’s shareholders at such remuneration as may be approved by the board of directors.

There have been no reservations contained in any of the Former Auditor’s reports on Response’s annual financial statements for the preceding two fiscal years, and there have been no reportable events, being “disagreements”, “consultations” “unresolved issues” as defined in NI 51-102, between the Company and the Former Auditors.  There have been no reservations contained in any auditor’s report or reportable events on any interim financial information for any subsequent period preceeding the date of this notice.

DATED at Vancouver, British Columbia, this 2nd day of May, 2012.

RESPONSE BIOMEDICAL CORPORATION

By:	/s/ Richard A. Canote

May 2, 2012

VIA SEDAR

To:	British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Commission of Newfoundland & Labrador
Registrar of Securities, Prince Edward Island
Superintendent of Securities, Government of Yukon Territory
Registrar of Securities, Government of the Northwest Territories
Registrar of Securities, Government of Nunavut
Autorité des marches financiers

Dear Sirs/Mesdames:

Re:	Response Biomedical Corporation
Change of Auditor Notice dated May 2, 2012

Pursuant to National Instrument 51-102 (Part 4.11), we have read the above-noted Change of Auditor Notice and confirm our agreement with the information contained in the Notice pertaining to our firm.

Yours sincerely,

/s/ Ernst & Young LLP

cc:  The Board of Directors, Response Biomedical Corporation

May 2, 2012

VIA SEDAR

To:	British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Commission of Newfoundland & Labrador
Registrar of Securities, Prince Edward Island
Superintendent of Securities, Government of Yukon Territory
Registrar of Securities, Government of the Northwest Territories
Registrar of Securities, Government of Nunavut
Autoritédes marches financiers

And to:	Response Biomedical Corporation

Dear Sirs/Mesdames:

Notice of Change of Auditor

We have read and agree with the statements made by Response Biomedical Corporation in the attached copy of Change of Auditor Notice, which we understand will be filed pursuant to Section 4.11 of the National Instrument 51-102.  We  hereby accept the appointment as auditor of Response Biomedical Corporation (the “Company”) effective June 19, 2012.

Yours truly,

signed “PricewaterhouseCoopers LLP”

Chartered Accountants

PricewaterhouseCoopers LLP, Chartered Accountants
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.

May 3, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 3, 2012, of Response Biomedical Corporation and are in agreement with the statements contained in the second sentence of the first paragraph and the second paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

APPENDIX C

RESPONSE BIOMEDICAL CORP.

2008 STOCK OPTION PLAN

Effective Date: June 3, 2008

Approved by the Board of Directors on June 3, 2008.
Approved by the Shareholders on June 3, 2008.
Amendment approved by the Shareholders on June 19, 2012

TABLE OF CONTENTS

SECTION 1 DEFINITIONS AND INTERPRETATION		4
1.1	Definitions	4
1.2	Choice of Law	8
1.3	Headings	8

SECTION 2 GRANT OF OPTIONS		8
2.1	Grant of Options	8
2.2	Record of Option Grants	8
2.3	Effect of Plan	9

SECTION 3 PURPOSE AND PARTICIPATION		9
3.1	Purpose of Plan	9
3.2	Participation in Plan	9
3.3	Limits on Option Grants	9
3.4	Notification of Grant	9
3.5	Copy of Plan	9
3.6	Limitation on Service	10
3.7	No Obligation to Exercise	10
3.8	Agreement	10
3.9	Notice	10

SECTION 4 NUMBER OF SHARES UNDER PLAN		10
4.1	Committee to Approve Issuance of Shares	10
4.2	Number of Shares	10
4.3	Fractional Shares	10

SECTION 5 TERMS AND CONDITIONS OF OPTIONS		11
5.1	Exercise Period of Option	11
5.2	Number of Shares Under Option	11
5.3	Exercise Price of Option	11
5.4	Termination of Option	11
5.5	Vesting of Option and Acceleration	12
5.6	Additional Terms	13
5.7	U.S. Option Holders	13

SECTION 6 TRANSFERABILITY OF OPTIONS		14
6.1	Non-transferable	14
6.2	Death of Option Holder	14
6.3	Disability of Option Holder	14
6.4	Disability and Death of Option Holder	14
6.5	Vesting	15
6.6	Deemed Non-Interruption of Engagement	15

SECTION 7 EXERCISE OF OPTION		15
7.1	Exercise of Option	15
7.2	Issue of Share Certificates	15
7.3	No Rights as Shareholder	15

SECTION 8 ADMINISTRATION		16
8.1	Board or Committee	16
8.2	Appointment of Committee	16

8.3	Quorum and Voting	16
8.4	Powers of Committee	16
8.5	Administration by Committee	17
8.6	Interpretation	17

SECTION 9 APPROVALS AND AMENDMENT		17
9.1	Shareholder Approval of Plan	17
9.2	Amendment of Option or Plan	17
9.3	Shareholder Approval	18
9.4	Disinterested Shareholder Approval	18

SECTION 10 CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES		19
10.1	Compliance with Laws	19
10.2	Obligation to Obtain Regulatory Approvals	19
10.3	Inability to Obtain Regulatory Approvals	19
10.4	U.S. Regulatory Approvals	19

SECTION 11 ADJUSTMENTS AND TERMINATION		19
11.1	Termination of Plan	19
11.2	No Grant During Suspension of Plan	20
11.3	Alteration in Capital Structure	20
11.4	Triggering Events	20
11.5	Notice of Termination by Triggering Event	21

SECTION 12 CALIFORNIA OPTION GRANTS		21
12.1	Application of this Section	21
12.2	Minimum Exercise Price	21
12.3	Minimum Vesting Schedule	21
12.4	Maximum Exercise Period	21
12.5	Minimum Post-Termination Exercise Period	21
12.6	Additional Shareholder Approval	22

STOCK OPTION PLAN

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a)	“Administrator” means such Executive or Employee of the Company as may be designated as Administrator by the Committee from time to time, if any.

(b)	“Associate” means, where used to indicate a relationship with any person:

(i)	any relative, including the spouse of that person or a relative of that person’s spouse, where the relative has the same home as the person;

(ii)	any partner, other than a limited partner, of that person;

(iii)	any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

(iv)
any corporation of which such person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the corporation.

(c)
“Black-Out” means a restriction imposed by the Company on all or any of its directors, officers, employees, insiders or persons in a special relationship whereby they are to refrain from trading in the Company’s securities until the restriction has been lifted by the Company.

(d)	“Black-Out Expiration Term” means the period of time that commences with the end of a Black-Out period and ends ten business days following the end of the Black-Out period.

(e)	“Board” means the board of directors of the Company.

(f)	“Change of Control” means an occurrence when either:

(i)	a Person or Entity, other than the current “control person” of the Company (as that term is defined in the Securities Act), becomes a “control person” of the Company; or

(ii)	a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Company’s then-incumbent Board.

(g)	“Committee” means a committee of the Board appointed in accordance with this Plan or if no such committee is appointed, the Board itself.

(h)	“Company” means Response Biomedical Corp.

(i)
“Consultant” means any individual who is engaged to provide ongoing consulting services and is permitted to receive Options under applicable Regulatory Rules in reliance upon an exemption from applicable prospectus requirements and includes:

(i)	a corporation of which the individual is an employee or shareholder or a partnership of which the individual is an employee or partner (a “Consultant Entity”); or

(ii)	an RRSP or RRIF established by or for the individual under which he or she is the beneficiary.

(j)
“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability.

(k)	“Disinterested Shareholder Approval” means disinterested shareholder approval as defined in the polices of the TSX.

(l)	“Employee” means:

(i)
an individual who works full-time or part-time for the Company or any Subsidiary and such other individual as may, from time to time, be permitted by applicable Regulatory Rules to be granted Options as an employee or as an equivalent thereto; or

(ii)
an individual who works for the Company or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or any Subsidiary over the details and methods of work as an employee of the Company or any Subsidiary, but for whom income tax deductions are not made at source, and includes:

(iii)	a corporation wholly-owned by such individual; and

(iv)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(m)	“Executive” means an individual who is a director or officer of the Company or a Subsidiary, and includes:

(i)	a corporation wholly-owned by such individual; and

(ii)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(n)	“Exercise Notice” means the written notice of the exercise of an Option, in the form set out as Schedule “B” hereto, duly executed by the Option Holder.

(o)
“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Grant Date through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(p)	“Exercise Price” means the price at which an Option is exercisable as determined in accordance with section 5.3.

(q)	“Expiry Date” means the date the Option expires as set out in the Option Certificate or as otherwise determined in accordance with the terms of this Plan.

(r)	“Expiry Time” means the time the Option expires on the Expiry Date, which is 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

(s)
“Grant Date” means the date on which the Committee grants a particular Option, which is the date the Option comes into effect provided however that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(t)	“Insider” means an insider as that term is defined in the Securities Act;

(u)	“Market Value” means the market value of the Shares as determined in accordance with section 5.3.

(v)	“Option” means an incentive share purchase option granted pursuant to this Plan entitling the Option Holder to purchase Shares of the Company.

(w)
“Option Certificate” means the certificate, in substantially the form set out as Schedule “A” hereto, or in such other form or forms as may be adopted by the Committee from time to time, evidencing the Option.

(x)	“Option Holder” means a Person or Entity who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(y)	“Outstanding Issue” means the number of Shares that are outstanding (on a non-diluted basis) immediately prior to the Share issuance or grant of Option in question.

(z)
“Person or Entity” means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person or Entity.

(aa)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(bb)	“Plan” means this stock option plan as from time to time amended.

(cc)
“Regulatory Approvals” means any necessary approvals of the Regulatory Authorities as may be required from time to time for the implementation, operation or amendment of this Plan or for the Options granted from time to time hereunder.

(dd)
“Regulatory Authorities” means all organized trading facilities on which the Shares are listed, including the TSX, and all securities commissions or similar securities regulatory authorities having jurisdiction over the Company, this Plan or the Options granted from time to time hereunder.

(ee)
“Regulatory Rules” means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of this Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities.

(ff)	“Securities Act” means the Securities Act (British Columbia), RSBC 1996, c.418 as from time to time amended.

(gg)	“Share” or “Shares” means, as the case may be, one or more common shares without par value in the capital stock of the Company.

(hh)	“Subsidiary” means a wholly-owned or controlled subsidiary corporation of the Company.

(ii)	“Triggering Event” means:

(i)	the dissolution, liquidation or wind-up of the Company;

(ii)
a merger, amalgamation, arrangement or reorganization of the Company with one or more corporations as a result of which, immediately following such event, the shareholders of the Company as a group, as they were immediately prior to such event, are expected to hold less than a majority of the outstanding capital stock of the surviving corporation;

(iii)	a bona fide third party offer for Shares pursuant to which an offeror offers to purchase all or substantially all of the Shares of the Company;

(iv)	a Change of Control of the Company;

(v)	the sale or other disposition of all or substantially all of the assets of the Company; or

(vi)
a material alteration of the capital structure of the Company which, in the opinion of the Committee, is of such a nature that it is not practical or feasible to make adjustments to this Plan or to the Options granted hereunder to permit the Plan and Options granted hereunder to stay in effect.

(jj)	“TSX” means the Toronto Stock Exchange.

(kk)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

(ll)
“U.S. Eligible Consultant” means a Consultant that is a natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(mm)
“U.S. Person” means a U.S. person within the meaning of Regulation S adopted pursuant to the U.S. Securities Act, which definition includes, but is not limited to, a natural person resident in the United States, a partnership or corporation organized or incorporated under the laws of the United States, or an estate or trust of which any executor, administrator or trustee is a U.S. person.

(nn)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

(oo)	“Vest” or “Vesting” means that portion of the Option granted to the Option Holder which is available to be exercised by the Option Holder at any time and from time to time.

1.2	Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed in accordance with, the laws of the Province of British Columbia.  The Company and each Option Holder hereby attorn to the jurisdiction of the Courts of British Columbia.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

SECTION 2
GRANT OF OPTIONS

2.1	Grant of Options

The Committee shall, from time to time in its sole discretion, grant Options to such Persons or Entities and on such terms and conditions as are permitted under this Plan.

2.2	Record of Option Grants

The Committee shall be responsible to maintain a record of all Options granted under this Plan and such record shall contain, in respect of each Option:

(a)	the name and address of the Option Holder;

(b)	the category (Executive, Employee or Consultant) under which the Option was granted to him, her or it;

(c)	the Grant Date and Expiry Date of the Option;

(d)	the number of Shares which may be acquired on the exercise of the Option and the Exercise Price of the Option;

(e)	the vesting and other additional terms, if any, attached to the Option; and

(f)	the particulars of each and every time the Option is exercised.

2.3	Effect of Plan

All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain such terms and conditions but instead incorporate them by reference to the Plan.  The Option Certificates will be issued for convenience only and in the case of a dispute with regard to any matter in respect thereof, the provisions of the Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below.

SECTION 3
PURPOSE AND PARTICIPATION

3.1	Purpose of Plan

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Executives, Employees and Consultants, to incent such individuals to contribute toward the long term goals of the Company, and to encourage such individuals to acquire Shares of the Company as long term investments.

3.2	Participation in Plan

The Committee shall, from time to time and in its sole discretion, determine those Executives, Employees and Consultants, if any, to whom Options are to be granted; provided, however, that no Option may be granted to a Consultant that is in the United States or that is a U.S. Person unless such Consultant is a U.S. Eligible Consultant.

3.3	Limits on Option Grants

The number of Shares issuable to any one Option Holder under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, shall not exceed 5% of the total number of issued and outstanding common shares in the capital of the Company on a non-diluted basis.  The number of Shares which may be issued to Insiders under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, in aggregate, shall not at any time exceed 10% of the Outstanding Issue.  The number of Shares which may be issuable under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, within a one-year period:

(a)	to Insiders in aggregate, shall not exceed 10% of the Outstanding Issue;

(b)	to any one Option Holder who is an Insider and any Associates of such Insider, shall not exceed 5% of the Outstanding Issue; and

(c)	to any non-employee director, shall not exceed 1% of the Outstanding Issue.

For the purposes of this section, Options issued pursuant to an entitlement granted prior to the Option Holder becoming an Insider may be excluded in determining the number of Shares issuable to Insiders.

3.4	Notification of Grant

Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate representing the Option so granted.  In no case will the Company be required to deliver an Option Certificate to an Option Holder until such time as the Company has obtained all necessary Regulatory Approvals for the grant of the Option.

3.5	Copy of Plan

Each Option Holder, concurrently with the notice of the grant of the first Option granted to the Option Holder, shall be provided with a copy of the Plan.  Upon request from any Option Holder, a copy of any amendment to the Plan shall be promptly provided by the Administrator to the requesting Option Holder.

3.6	Limitation on Service

The Plan does not give any Option Holder that is an Executive the right to serve or continue to serve as an Executive of the Company or any Subsidiary, nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company or any Subsidiary.

3.7	No Obligation to Exercise

Option Holders shall be under no obligation to exercise Options granted under this Plan.

3.8	Agreement

The Company and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of this Plan.  By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of this Plan.  In the event that the Option Holder receives his, her or its Options pursuant to an oral or written agreement with the Company or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in this Plan, the terms provided for in this Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.9	Notice

Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Company to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Company and the Company shall be under no obligation to confirm receipt or delivery.

SECTION 4
NUMBER OF SHARES UNDER PLAN

4.1	Committee to Approve Issuance of Shares

The Committee shall approve by resolution the issuance of all Shares to be issued to Option Holders upon the exercise of Options, such authorization to be effective as of the Grant Date of such Options.

4.2	Number of Shares

Subject to adjustment as provided for herein, the number of Shares which will be available for purchase pursuant to Options granted pursuant to this Plan will not exceed 24,200,000 Shares, less any Shares issued upon the exercise of options to acquire Shares granted under either the Company’s 1996 Stock Option Plan or its 2005 Stock Option Plan.

4.3	Fractional Shares

No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

SECTION 5
TERMS AND CONDITIONS OF OPTIONS

5.1	Exercise Period of Option

Except as otherwise provided in this Plan, the Grant Date and the Expiry Date of an Option shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option.

5.2	Number of Shares Under Option

The number of Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

5.3	Exercise Price of Option

The Exercise Price at which an Option Holder may purchase a Share upon the exercise of an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.  The Exercise Price shall not be less than the Market Value of the Shares as of the Grant Date.  The Market Value of the Shares for a particular Grant Date shall be determined as follows:

(a)
for each organized trading facility on which the Shares are listed, Market Value will be the closing price of the Shares on such organized trading facility on the trading day immediately preceding the Grant Date;

(b)
if the Company’s Shares are listed on more than one organized trading facility, the Market Value shall be the Market Value as determined in accordance with subparagraph (a) above for the primary organized trading facility on which the Shares are listed, as determined by the Committee, subject to any adjustments as may be required to secure all necessary Regulatory Approvals;

(c)
if the Company’s Shares are listed on one or more organized trading facilities but have not traded during the ten trading days immediately preceding the Grant Date, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee; and

(d)
if the Company’s Shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee to be the fair value of the Shares, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arms’ length.

Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities that would apply to the Company on the Grant Date in question.

5.4	Termination of Option

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period.  Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date.  Subject to Section 7.1, the Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in paragraphs (a) or (b) below or sections 6.2, 6.3, 6.4, or 11.4 of this Plan:

(a)
Ceasing to Hold Office - In the event that the Option Holder holds his or her Option as an Executive and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise expressly provided for in the Option Certificate, the 90th day following the date the Option Holder ceases to hold such position unless the Option Holder ceases to hold such position as a result of:

(i)	ceasing to meet the qualifications set forth in the corporate legislation applicable to the Company;

(ii)	a special resolution having been passed by the shareholders of the Company removing the Option Holder as a director of the Company or any Subsidiary; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position; OR

(b)
Ceasing to be Employed or Engaged - In the event that the Option Holder holds his or her Option as an Employee or Consultant and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise expressly provided for in the Option Certificate, the 90th day following the date the Option Holder ceases to hold such position, unless the Option Holder ceases to hold such position as a result of:

(i)	termination for cause;

(ii)	resigning or terminating his or her position; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position.

In the event that the Option Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Committee may, in its sole discretion, choose to permit the Option to stay in place for that Option Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan.  Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

5.5	Vesting of Option and Acceleration

The vesting schedule for an Option, if any, shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.  The Committee may elect to accelerate the vesting schedule of one or more Options in connection with a Triggering Event in accordance with Section 11.4 of this Plan, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan.

5.6	Additional Terms

Subject to all applicable Regulatory Rules and all necessary Regulatory Approvals, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in the Option Certificate.  The Option Certificates will be issued for convenience only, and in the case of a dispute with regard to any matter in respect thereof, the provisions of this Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below.

5.7	U.S. Option Holders

Any Option granted under the Plan to an Option Holder who is a citizen or resident of the United States (a “U.S. Option Holder”) within the meaning of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), will be an incentive stock option (an “ISO”) within the meaning of Section 422 of the Code if so designated by the Company in the Option Certificate evidencing such Option.  No provision of this Plan, as it may be applied to a U.S. Option Holder with respect to Options which are designated as ISOs, shall be construed so as to be inconsistent with any provision of Section 422 of the Code.  Grants of Options to U.S. Option Holders which are not designated as an ISO in the Option Certificate evidencing such Option or otherwise do not qualify as ISOs will be treated as nonstatutory stock options for U.S. federal tax purposes.  Notwithstanding anything in this Plan contained to the contrary, the following provisions shall apply to ISOs granted to each U.S. Option Holder:

(a)
subject to adjustment as provided for in this Plan, the number of Shares which will be available for granting ISOs will not exceed the number of Shares available for purchase pursuant to Options granted pursuant to the Plan set out in Section 4.2;

(b)
ISOs shall only be granted to individual U.S. Option Holders who are, at the time of grant, “employees” of the Company within the meaning of the Code (or of any “subsidiary” of the Company within the meaning of section 424(f) of the Code);

(c)
the aggregate fair market value (determined as of the time an ISO is granted) of the Shares subject to ISOs exercisable for the first time by a U.S. Option Holder during any calendar year under this Plan (and all other plans of the Company, any “subsidiary” of the Company within the meaning of Section 424(f) of the Code and any “parent” of the Company within the meaning of Section 424(e) of the Code) shall not exceed One Hundred Thousand Dollars in U.S. funds (U.S.$100,000);

(d)
the Exercise Price per Share for each ISO granted to a U.S. Option Holder pursuant to this Plan shall be not less than fair market value of one Share on the Grant Date, as determined in good faith by the Committee at such time ;

(e)	the Exercise Period of an ISO shall not exceed ten (10) years from the Grant Date;

(f)
if a U.S. Option Holder who has been granted an ISO ceases to be an “employee” of the Company within the meaning of the Code (or of any “subsidiary” of the Company within the meaning of section 424(f) of the Code) for any reason other than the death, Disability or a reason described in clause (i), (ii), or (iii) of Section 5.4(a) or 5.4(b), such ISO may be exercised (to the extent such ISO was exercisable on the date of termination) by such U.S. Option Holder for a period of three (3) months after the date of termination (but in no event beyond the term of such ISO);

(g)
if any U.S. Option Holder to whom an ISO is to be granted under the Plan at the time of the grant of such ISO is the owner, directly or constructively, of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, then the following special provisions shall be applicable to the ISO granted to such Option Holder:

(i)
the Exercise Price per Share with respect to such ISO shall not be less than one hundred ten percent (110%) of the fair market value of one Share on the Grant Date, as determined in good faith by the Committee at such time; and

(ii)	the Exercise Period of such ISO shall not exceed five (5) years from the Grant Date;

(h)
no ISO may be granted hereunder to a U.S. Option Holder following the expiration of ten (10) years after the date on which this Plan is adopted by the Board or the date on which the Plan is approved by the shareholders of the Company, whichever is earlier; and

(i)
no ISO granted to a U.S. Option Holder under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of the Company.  In the event that this Plan is not approved by the shareholders of the Company within twelve (12) months before or after the date on which this Plan is adopted by the Board, any ISO will automatically be deemed to be a nonstatutory stock option.

SECTION 6
TRANSFERABILITY OF OPTIONS

6.1	Non-transferable

Except as provided otherwise in this Section 6, Options are non-assignable and non-transferable.

6.2	Death of Option Holder

In the event of the Option Holder’s death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of six months following the date of death and the applicable Expiry Date.

6.3	Disability of Option Holder

If the employment or engagement of an Option Holder as an Employee or Consultant or the position of an Option Holder as a director or officer of the Company or a Subsidiary is terminated by the Company by reason of such Option Holder’s Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of six months following the termination of employment, engagement or appointment as a director or officer and the applicable Expiry Date.

6.4	Disability and Death of Option Holder

If an Option Holder has ceased to be employed, engaged or appointed as a director or officer of the Company or a Subsidiary by reason of such Option Holder’s Disability and such Option Holder dies within six months after the termination of such engagement, any Options held by such Option Holder that could have been exercised immediately prior to his or her death shall pass to the Personal Representative of such Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of six months following the death of such Option Holder and the applicable Expiry Date.  For purposes of this Section 6.4, with respect to any U.S. Participant holding ISOs, “Disability” means, with respect to any such U.S. Participant, that such U.S. Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.  The preceding definition of the term “Disability” is intended to comply with, and will be interpreted consistently with, sections 22(e)(3) and 422(c)(6) of the Code.

6.5	Vesting

Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

6.6	Deemed Non-Interruption of Engagement

Employment or engagement by the Company shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Option Holder’s right to re-employment or re-engagement by the Company is guaranteed either by statute or by contract.  If the period of such leave exceeds 90 days and the Option Holder’s re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first day of such leave.

SECTION 7
EXERCISE OF OPTION

7.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder.  An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option.  Except where not permitted by the TSX, where an Option otherwise would expire during a Black-Out period or during a Black-Out Expiration Term, the Expiry Date of such Option will automatically be deemed to be extended to the end of the applicable Black-Out Expiration Term.

7.2	Issue of Share Certificates

As soon as reasonably practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased.  If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall also provide a new Option Certificate for the balance of Shares available under the Option to the Option Holder concurrent with delivery of the Share Certificate.

7.3	No Rights as Shareholder

Until the date of the issuance of the certificate for the Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise.  In the event of any dispute over the date of the issuance of the certificates, the decision of the Committee shall be final, conclusive and binding.

SECTION 8
ADMINISTRATION

8.1	Board or Committee

The Plan shall be administered by the Board, by a Committee of the Board appointed in accordance with section 8.2 below, or by an Administrator appointed in accordance with subsection 8.4(b).

8.2	Appointment of Committee

The Board may at any time appoint a Committee, consisting of not less than two of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan.  Once appointed, the Committee shall continue to serve until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

8.3	Quorum and Voting

A majority of the members of the Committee shall constitute a quorum and, subject to the limitations in this Section 8, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum.  Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to that member).  The Committee may approve matters by written resolution signed by a majority of the quorum.

8.4	Powers of Committee

The Committee (or the Board if no Committee is in place) shall have the authority to do the following:

(a)	administer the Plan in accordance with its terms;

(b)	appoint or replace the Administrator from time to time;

(c)	determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value of the Shares;

(d)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(e)	prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(f)
determine the duration and purposes of leaves of absence from employment or engagement by the Company which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;

(g)	do the following with respect to the granting of Options:

(i)	determine the Executives, Employees or Consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan;

(ii)
determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and vesting schedule (which need not be identical with the terms of any other Option);

(iii)	subject to any necessary Regulatory Approvals and section 9.2, amend the terms of any Options;

(iv)	determine when Options shall be granted; and

(v)	determine the number of Shares subject to each Option;

(h)	accelerate the vesting schedule of any Option previously granted; and

(i)	make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

8.5	Administration by Committee

All determinations made by the Committee in good faith shall be final, conclusive and binding upon all persons.  The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

8.6	Interpretation

The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder.  No member of the Committee or any person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Committee and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

SECTION 9
APPROVALS AND AMENDMENT

9.1	Shareholder Approval of Plan

If required by a Regulatory Authority, this Plan may be made subject to the approval of a majority of the votes cast at a meeting of the shareholders of the Company or by a majority of votes cast by disinterested shareholders at a meeting of shareholders of the Company.  Any Options granted under this Plan prior to such time will not be exercisable or binding on the Company unless and until such shareholder approval is obtained.

9.2	Amendment of Option or Plan

The Company retains the right to amend or terminate the terms and conditions of the Plan or Option, as applicable, by resolution of the Committee (the “Amendment Procedure”).  Any amendment to the Plan shall take effect only with respect to Options granted after the effective date of such amendment, provided that it may apply to any outstanding Options with the mutual consent of the Company and the Option Holder to whom such Options have been granted. Without limiting the generality of the foregoing, the Committee may use the Amendment Procedure without seeking shareholder approval when:

(a)	altering, extending or accelerating the terms and conditions of vesting of any Options;

(b)	accelerating the Expiry Date of Options;

(c)	amending the definitions contained within the Plan;

(d)	amending or modifying the mechanics of exercise of Options as set forth in Section 5, provided however, payment in full of the Exercise Price shall not be so amended or modified;

(e)
effecting amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error, inconsistency or omission in or from the Plan or any Option Certificate;

(f)	effecting amendments necessary to comply with the provisions of Regulatory Rules;

(g)	effecting amendments respecting the administration of the Plan;

(h)	effecting amendments necessary to suspend or terminate the Plan; and

(i)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under Regulatory Rules.

9.3	Shareholder Approval

Shareholder approval will be required for the following types of amendments:

(a)	amendments that increase the number of Shares issuable under the Plan, except such increases by operation of Section 11.3 of the Plan;

(b)	any reduction in the Exercise Price of an Option if the Option Holder is not an Insider at the time of the proposed amendment; and

(c)	amendments required to be approved by shareholders under applicable law (including, without limitation, pursuant to Regulatory Rules).

9.4	Disinterested Shareholder Approval

Disinterested Shareholder Approval will be required for the following types of amendments:

(a)	amendments to the Plan that could result at any time in the number of Shares reserved for issuance under the Plan to Insiders exceeding the limits set out in Section 3.3 of this Plan;

(b)	amendments to the Plan that could result at any time in the granting to Insiders, within a 12 month period, of a number of options exceeding 10% of the outstanding issue;

(c)	any reduction in the Exercise Price of an Option if the Option Holder is an Insider at the time of the proposed amendment; and

(d)	amendments requiring Disinterested Shareholder Approval under applicable law (including, without limitation, pursuant to the Regulatory Rules).

SECTION 10
CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES

10.1	Compliance with Laws

An Option shall not be granted or exercised, and Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all applicable Regulatory Rules, and such Options and Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Company shall be entitled to legend the Option Certificates and the certificates representing such Shares accordingly.

10.2	Obligation to Obtain Regulatory Approvals

In administering this Plan, the Committee will seek any Regulatory Approvals which may be required.  The Committee will not permit any Options to be granted without first obtaining the necessary Regulatory Approvals unless such Options are granted conditional upon such Regulatory Approvals being obtained.  The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder.

No Option granted will be exercisable or binding on the Company unless and until all necessary Regulatory Approvals have been obtained.  The Committee shall be entitled to amend this Plan and the Options granted hereunder in order to secure any necessary Regulatory Approvals and such amendments will not require the consent of the Option Holders under section 9.2 of this Plan.

10.3	Inability to Obtain Regulatory Approvals

The Company’s inability to obtain Regulatory Approval from any applicable Regulatory Authority, which Regulatory Approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Shares pursuant to such Options, shall relieve the Company of any liability with respect to the failure to complete such transaction.

10.4	U.S. Regulatory Approvals

Section 10.2 of this Plan shall not be interpreted to require the Company to register the Shares issuable pursuant to this Plan under the U.S. Securities Act or under the securities laws of any state of the United States; provided, however, that no Options to purchase Shares may be granted in the United States or to or for the benefit of a U.S. Person, and no Options to purchase Shares may be exercised in the United States or by or on behalf of a U.S. Person, unless such Shares have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or exemptions from such registration requirements are available.  The Company may require such additional information, representations, warranties and covenants from an Option Holder, in the Option Certificate, exercise form or otherwise, as the Company deems necessary or appropriate in order to establish compliance with all applicable provisions of the U.S. Securities Act and the securities laws of any state of the United States.

SECTION 11
ADJUSTMENTS AND TERMINATION

11.1	Termination of Plan

Subject to any necessary Regulatory Approvals, the Committee may terminate or suspend the Plan.

11.2	No Grant During Suspension of Plan

No Option may be granted during any suspension, or after termination, of the Plan.  Suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

11.3	Alteration in Capital Structure

If there is a material alteration in the capital structure of the Company and the Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for or affected, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event.  Such adjustments may include, without limitation:

(a)	a change in the number or kind of shares of the Company covered by such Options; and

(b)
a change in the Exercise Price payable per Share provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price per Share and the number of Shares subject thereto.

For purposes of this section 11.3, and without limitation, neither:

(c)	the issuance of additional securities of the Company in exchange for adequate consideration (including services); nor

(d)	the conversion of outstanding securities of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company.

Any adjustment made to any Options pursuant to this section 11.3 shall not be considered an amendment requiring the Option Holder’s consent for the purposes of Section 9.2 of this Plan.

11.4	Triggering Events

Subject to the Company complying with section 11.5 and any necessary Regulatory Approvals and notwithstanding any other provisions of this Plan or any Option Certificate, the Committee may, without the consent of the Option Holder or Holders in question:

(a)	accelerate the vesting of all or any portion of the unvested Options then issued and outstanding under the Plan;

(b)	cause all or a portion of any of the Options granted under the Plan to terminate in connection with a Triggering Event; or

(c)
cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation in connection with a Triggering Event in such ratio and at such exercise price as the Committee deems appropriate, acting reasonably. Any adjustment with respect to the Exercise Price for and number of Common Shares subject to an Option granted to a U.S. Participant pursuant to this section 11.4(c) will be made so as to comply with, and not create any adverse consequences under, sections 424 and 409A of the Code.

Such acceleration, termination or exchange shall not be considered an amendment requiring the Option Holder’s consent for the purpose of section 9.2 of the Plan.

11.5	Notice of Termination by Triggering Event

In the event that the Committee wishes to cause all or a portion of any of the Options granted under this Plan to terminate in accordance with Section 11.4, it must give written notice to the Option Holders in question not less than 14 days prior to the date on which such Options are to terminate so as to permit the Option Holder the opportunity to exercise the vested portion of the Options prior to such termination.

SECTION 12
CALIFORNIA OPTION GRANTS

12.1	Application of this Section

Notwithstanding any other provision of this Plan, the provisions of sections 12.2 through 12.6 of this Plan shall apply to any Option granted to a resident of the State of California if, on the Grant Date, (i) the Shares are not listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, and (ii) such Option is not otherwise exempt from the registration requirements of the California securities laws.

12.2	Minimum Exercise Price

If the Option is granted to an Option Holder that owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or its parent or subsidiaries possessing voting power, the Exercise Price of the Option shall not be less than 110% of the Market Value of the Shares as of the Grant Date.

12.3	Minimum Vesting Schedule

The Option must become vested and exercisable at a rate of at least 20% of the number of Shares underlying the Option per year, with the first 20% becoming vested not later than one year after the Grant Date.

12.4	Maximum Exercise Period

The Expiry Date of the Option shall not be later than the tenth anniversary of the Grant Date.

12.5	Minimum Post-Termination Exercise Period

If the Option Holder ceases to hold the position of Executive, Employee or Consultant, the Option shall continue to be exercisable until at least the earlier of the Expiry Date originally provided for in the Option, or the applicable date set forth below:

(a)	if the Option Holder is terminated for cause as defined by applicable law, the date of termination ;

(b)	if the Option Holder’s termination is caused by the Option Holder’s death or Disability, six months from the date of termination; or

(c)	in all other cases, thirty days from the date of termination.

12.6	Additional Shareholder Approval

Unless the holders of a majority of the Company’s outstanding securities entitled to vote have approved this Plan within 12 months before or after the date this Plan is adopted, any Option granted to a resident of the State of California that is subject to the provisions of this Section 12 shall automatically be rescinded, without any liability to the Company.  No Option granted subject to the provisions of this SECTION 12 shall be exercisable until such shareholder approval has been obtained.

SCHEDULE “A”

RESPONSE BIOMEDICAL CORP.

2008 STOCK OPTION PLAN - OPTION CERTIFICATE ,

This Option Certificate is issued pursuant to the provisions of the 2008 Stock Option Plan (the “Plan”) of Response Biomedical Corp. (the “Company”) and evidences that • [Name of Option Holder] is the holder (the “Option Holder”) of an option (the “Option”) to purchase up to • common shares (the “Shares”) in the capital stock of the Company at a purchase price of Cdn.$• per Share (the “Exercise Price”).  This Option may be exercised at any time and from time to time from and including the following Grant Date through to and including up to 5:00 p.m. local time in Vancouver, British Columbia (the “Expiry Time”) on the following Expiry Date:

(a)	the Grant Date of this Option is •, 200•; and

(b)	subject to sections 5.4, 6.2, 6.3, 6.4, 7.1 and 11.4 of the Plan, the Expiry Date of this Option is •, 200•.

This Option will not be exercisable unless and until it has vested and then only to the extent that it has vested.  The Option will vest in accordance with the following:

(a)	• Shares (•%) will vest and be exercisable on or after the Grant Date;

(b)	• additional Shares (•%) will vest and be exercisable on or after • [date];

(c)	• additional Shares (•%) will vest and be exercisable on or after • [date];

(d)	• additional Shares (•%) will vest and be exercisable on or after • [date];

• [Insert any additional terms here – check to ensure they comply with TSX policies and applicable securities laws]

To exercise this Option, the Option Holder must deliver to the Administrator of the Plan, prior to the Expiry Time on the Expiry Date, an Exercise Notice, in the form provided in the Plan, which is incorporated by reference herein, together with the original of this Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan.  This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

• [The following MUST be included if is an ISO option] [This Option is an ISO within the meaning of the Code.]

A-1

This Option was granted to the Option Holder in his or her capacity as a •[pick one: Director, Officer, Employee, Consultant] of the Company •[, and shall continue in effect should his or her status change and he or she continue in a new capacity as a Director, Officer, Employee or Consultant of the Company].

RESPONSE BIOMEDICAL CORP.

Per:

Authorized Signatory

The Option Holder acknowledges receipt of a copy of the Plan and represents to the Company that the Option Holder is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan.  The Option Holder agrees to execute, deliver, file and otherwise assist the Company in filing any report, undertaking or document with respect to the awarding of the Option and exercise of the Option, as may be required by the Regulatory Authorities.  The Option Holder further acknowledges that if the Plan has not been approved by the shareholders of the Company on the Grant Date, this Option is not exercisable until such approval has been obtained.

Signature of Option Holder:

Date Signed:
Signature

Print Name

Address

A-2

SCHEDULE “B”

RESPONSE BIOMEDICAL CORP.
2008 STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO:	The Administrator, Stock Option Plan
[Address]

The undersigned hereby irrevocably gives notice, pursuant to the Stock Option Plan (the “Plan”) of Response Biomedical Corp. (the “Company”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)           all of the Shares; or

(b)           of the Shares;

which are the subject of the Option Certificate attached hereto (attach your original Option Certificate).

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to “Response Biomedical Corp.” in an amount equal to the aggregate Exercise Price of the aforesaid Shares and directs the Company to issue the certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address (provide full complete address):

The undersigned acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment prior to 5:00 p.m. local time in Vancouver, B.C. on the Expiry Date of the Option.

DATED the ______________day of ______________, 20___.

Signature of Option Holder

B-1

APPENDIX D

Mandate and Responsibilities of the Board of Directors
(Adopted by the Board of Directors on 10 November 2006)

A.           STEWARDSHIP RESPONSIBILITY

Subject to the Articles of Response Biomedical Corporation (the “Company”) and applicable law, the Board of Directors (the “Board”) of the Company has the responsibility to supervise the management of the business and affairs of the Company including without limitation a stewardship responsibility to:

1.           Oversee the conduct of the business of the Company;
2.           Provide leadership and direction to management;
3.           Evaluate management;
4.           Set policies appropriate for the business of the Company;
5.           Approve corporate strategies and goals; and,
6.           Nominate Directors.

The day-to-day management of the business and affairs of the Company is delegated by the Board to the Chief Executive Officer (“CEO”).  The Board will give direction and guidance through the CEO to management and the CEO will keep management informed of the Board’s evaluation of the senior officers in achieving and complying with established goals and policies.

B.           COMPOSITION, PROCEDURES AND ORGANIZATION

1.	The Board shall:

a.	Before each annual general meeting, recommend nominees to the shareholders for election as Directors for the ensuing year;

b.	Identify, review the qualifications of, and approve candidates to fill vacancies on the Board between annual general meetings;

c.	Appoint such committees of the Board as it deems appropriate and appoint the chair of each committee;

d.	Establish the mandate, duties and responsibilities of each committee of the Board;

e.	Elect a Chairman of the Board and, when desirable, a Vice-Chairman of the Board, and establish their duties and responsibilities;

f.	Appoint a CEO of the Company and establish the duties and responsibilities of the CEO; and,

g.	On the recommendation of the CEO, appoint the senior officers of the Company and approve the senior management structure of the Company.

2.
A principal responsibility of the Chairman of the Board is to manage, and act as the chief administrative officer of, the Board with such duties and responsibilities as the Board may establish from time-to-time.

The Board shall meet not less than four times during each year and will endeavor to hold one meeting in each quarter generally.  The Board will also meet at any other time at the call of the Chairman of the Board or, subject to the Articles of the Company, the CEO or any Director.

C.           DUTIES AND RESPONSIBILITIES

The Board has the following specific duties and responsibilities:

1.
Approve, supervise and provide guidance on the strategic planning process.  The CEO and senior management team will have direct responsibility for the ongoing strategic planning process and the establishment of long-term goals for the Company, which are to be reviewed and approved by the Board.  The Board will provide guidance to the CEO and senior management team on the Company’s ongoing strategic plan.  Based on the reports from the CEO, the Board will monitor the success of management in implementing the approved strategies and goals;

2.	Identify the principal risks of the Company’s business and use reasonable steps to ensure the implementation of appropriate systems to manage these risks;

3.
Use reasonable steps to ensure that the Company has management of the highest calibre.  This responsibility is carried out primarily through the appointment of the CEO as the Company’s business leader.  The Board will assess, on an ongoing basis, the CEO’s performance against criteria and objectives established by the Board from time to time.  The Board will also use reasonable steps to ensure that the CEO has in place adequate programs to train, develop and assess the performance of senior management;

4.	Keep in place adequate and effective succession plans for the CEO and senior management;

5.	Place limits on management’s authority as may be determined advisable by the Board;

6.	Oversee the integrity of the Company’s internal control and management information systems;

7.	Monitor the Company’s communications policy;

8.	Require that the Board be kept informed of the Company’s material activities and performance and take appropriate action to correct inadequate performance;

9.	Approve all significant capital plans and establish priorities for the allocation of funds to ongoing operations and capital projects;

10.	Approve all single expenditure items proposed by the Company exceeding $250,000 not provided for in any approved capital plan;

11.	Provide for the independent functioning of the Board;

12.	Adopt a formal code of business ethics that governs the behaviour of its Directors, Officers and employees and monitor compliance with the code of conduct and grant any waivers;

13.	Provide advice and counsel to management on significant issues;

14.	Review and approve any significant policies of the Company; and

15.	Oversee the quality and integrity of the Company’s accounting and financial reporting systems, disclosure controls and internal controls.

The duties and responsibilities set out above do not extend, and are not to be interpreted as extending, the obligations and liabilities of the Directors beyond those imposed by applicable law and in each case are subject to the Articles of the Company and applicable law.